                           STOCK PURCHASE AGREEMENT
                           ------------------------

     This Stock Purchase Agreement ("Agreement") is made as of July 29, 1998, by and among Milnot Holding Corporation, a Delaware corporation ("Buyer"), RH Financial Corporation, a Nevada corporation ("Seller"), and Ralcorp Holdings, Inc., a Missouri corporation ("Guarantor").

                                   RECITALS
                                   --------

     Seller desires to sell and Buyer desires to purchase all of the issued and outstanding shares (the "Shares") of capital stock of Beech-Nut Nutrition Corporation, a Nevada corporation (the "Company"), for the consideration and on the terms set forth in this Agreement. Guarantor desires to guaranty the obligations of Seller.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Agreement, the following capitalized terms have the meanings specified or referred to in this Article I:

     "ADDITIONAL  TAXES"  -  as  defined  in  Section  12.1(e).
      -----------------

     "ADJUSTED  BOOK  INVENTORY"  -  means  the  aggregate  value  of  the raw
      -------------------------
materials, packaging and other supplies, work in process and finished products
      --
inventories on any given date determined by adjusting the Inventory Amount on the June Balance Sheet (i.e., $26,102,000 in finished goods and $4,962,000 in raw materials) to reflect: (i) purchases of raw materials and supplies in the ordinary course of business; (ii) direct production costs incurred and allocable to inventory produced since June 30, 1998, in accordance with GAAP applied on a consistent basis with the June Balance Sheet; (iii) allocation of indirect costs to inventory produced since June 30, 1998, in accordance with GAAP applied on a consistent basis with the June Balance Sheet; (iv) sales of finished products; and (v) the use of supplies in the ordinary course of business, consistent with past practices.

     "AFFILIATE(S)"  -  has  the  meaning  set  forth  in  Rule  12b-2  of the
      ------------
regulations  promulgated  under  the  Securities  Exchange  Act.

     "BALANCE  SHEET"  -  as  defined  in  Section  3.4.
      --------------

     "BUYER"  -  as  defined  in  the  first  paragraph  of  this  Agreement.
      -----

     "CLOSING"  -  as  defined  in  Section  2.3.
      -------

     "CLOSING DATE" - the date and time as of which the Closing actually takes
      ------------
place.

     "COMPANY"  -  as  defined  in  the  Recitals  of  this  Agreement.
      -------

     "COMPANY  EMPLOYEE  PLANS"  -  as  defined  in  Section  3.11.
      ------------------------

     "CONSENT"  - any approval, consent, ratification, waiver, license, permit
      -------
or  other  authorization  (including  any  Governmental  Authorization).

     "CONTEMPLATED  TRANSACTIONS"  -  all  of the transactions contemplated by
      --------------------------
this  Agreement,  including:

          (a)          the  sale  of  the  Shares  by  Seller  to  Buyer;  and

          (b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement and the agreements contemplated hereby.

     "CONTRACT" - any agreement, contract, obligation, promise, or undertaking
      --------
(whether  written  or  oral)  that  is  legally  binding.

     "CUTOFF  TIME"  -  MEANS  11:59  P.M.  ON  JUNE  30,  1998.
      ------------

     "DAMAGES"  -  as  defined  in  Section  10.1.
      -------

     "ENCUMBRANCE"  -  any  charge,  claim,  lien,  option,  pledge,  security
      -----------
interest,  call,  proxy  or  similar  restriction.

     "ENVIRONMENTAL LAW" - any Legal Requirement that relates to public health
      -----------------
and safety and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, reduction, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, wastes or pollutants.

     "ERISA"  -  the  Employee  Retirement  Income Security Act of 1974 or any
      -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "FACILITIES"  -  any  real  property,  leaseholds,  or  other  interests
      ----------
currently owned or operated by the Company and any buildings, plants, structures, or equipment located thereon.

     "FDA"  -  as  defined  in  Section  3.12.
     -----

     "FINANCIAL  STATEMENTS"  -  as  defined  in  Section  3.4.
      ---------------------

     "GAAP"  -  generally  accepted  United  States  accounting  principles
      ----
consistently  applied.

     "GOVERNMENTAL  AUTHORIZATION"  -  any approval, consent, license, permit,
      ---------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL  BODY"  -  any:
      ------------------

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)          multi-national  organization  or  body;  or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "GUARANTOR"  -  as  defined  in  the  Recitals.
      ---------

     "HAZARDOUS  MATERIALS"  -  any  waste  or other substance that is listed,
      --------------------
defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, petroleum and petroleum products, and asbestos or asbestos-containing materials.

     "HSR  ACT"  - the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or
      --------
any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "INTELLECTUAL  PROPERTY  ASSETS"  -  as  defined  in  Section  3.19.
      ------------------------------

     "IRC"  -  the  Internal  Revenue  Code  of 1986 or any successor law, and
      ---
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS"  -  the  United  States  Internal  Revenue Service or any successor
      ---
agency, and, to the extent relevant, the United States Department of the Treasury.

     "JUNE  BALANCE  SHEET"  -  as  defined  in  Section  3.4.
      --------------------

     "KNOWLEDGE,"  "BEST  KNOWLEDGE"  OR  ANY VARIATION OF THE FOREGOING - the
      ---------     ---------------   ----------------------------------
knowledge, after reasonable inquiry of, in the case of the Company, the Seller or the Guarantor, the persons listed on Schedule 1A and, in the case of the Buyer, the persons listed on Schedule 1B and in each case excluding any other persons.

     "LEGAL  REQUIREMENT(S)"  - any federal, state, local, municipal, foreign,
      ---------------------
international, multinational or other governmental order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "MATERIAL  ADVERSE  CHANGE" - any event or occurrence or series of events
      -------------------------
or occurrences that has had or would reasonably be expected to have (individually or together) a material adverse effect on the business, financial condition or results of operations of the Company.

     "MATERIAL  CONTRACT"  -  as  defined  in  Section  3.15.
      ------------------

     "OCCUPATIONAL  SAFETY AND HEALTH LAW" - any Legal Requirement designed to
      -----------------------------------
provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDER"  -  any  award,  decision,  injunction,  judgment, order, ruling,
      -----
decree or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORGANIZATIONAL DOCUMENTS" - the articles or certificate of incorporation
      ------------------------
and  any  amendments  thereto  and  the  bylaws  of  a  corporation.

     "ORIGINAL  SCHEDULES"  -  as  defined  in  Section  5.5.
      -------------------

     "PBGC"  -  the  Pension  Benefit  Guaranty  Corporation.
      ----

     "PERSON"  -  any  individual,  corporation  (including  any  non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PROCEEDING(S)"  -  any  action,  audit,  hearing, investigation, charge,
      -------------
litigation, grievance or suit (at law or equity) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PRODUCT"  -  as  defined  in  Section  3.12.
      -------

     "PURCHASE  PRICE"  -  as  defined  in  Section  2.2.
      ---------------

     "RECORDS"  -  as  defined  in  Section  12.3.
      -------

     "RELEASE"  - any spilling, leaking, pumping, pouring, emitting, emptying,
      -------
discharging, injecting, depositing, escaping, leaching, dumping, disposing or other releasing into the environment, whether intentional or unintentional.

     "REPRESENTATIVE"  -  with  respect  to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SECURITIES  ACT"  - the Securities Act of 1933 or any successor law, and
      ---------------
regulations  and  rules  issued  pursuant  to  that  Act or any successor law.

     "SELLER"  -  as  defined  in  the  first  paragraph  of  this  Agreement.
      ------

     "SHARES"  -  as  defined  in  the  Recitals  of  this  Agreement.
      ------

     "TAX  SHARING  ARRANGEMENT"  -  as  defined  in  Section  12.1(a)(v).
      -------------------------

     "TAXES"  -  any  federal, state, local and foreign tax (including without
      -----
limitation any income or franchise tax or tax in lieu thereof (such as a tax on capital), capital gains tax, value added tax, sales or use tax, gift tax, real estate tax, real estate or other transfer tax, excise tax or property tax), levy, tariff duty (including customs duty), payroll, withholding, FICA or similar tax, the Alternative Minimum Tax, and any deficiency, fee, interest, penalty or other charge related thereto imposed by any Governmental Body.

     "TAX  RETURNS"  -  returns,  declarations,  reports,  claims  for refund,
      ------------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "TITLE  COMMITMENTS"  -  as  defined  in  Section  7.5.
      ------------------

     "TITLE  INSURER"  -  as  defined  in  Section  7.5.
      --------------

     "TITLE  POLICIES"  -  as  defined  in  Section  7.5.
      ---------------

     "TRANSITION  SERVICES  AGREEMENT"  -  as  defined  in  Section  2.4.
      -------------------------------

     "UPDATED  SCHEDULES"  -  as  defined  in  Section  5.5.
      -------------------

     "WC  PAYMENT  AMOUNT"  -  the  amount by which the estimated total future
      -------------------
liability for Company's workers' compensation claims for occurrences on or prior to June 30, 1998 exceeds (a positive number) or is less than (a negative number) the Accrued Workers' Compensation Self Insurance Amount reflected on the June Balance Sheet ($725,000).


                                  ARTICLE II
                     SALE AND TRANSFER OF SHARES; CLOSING

2.1         SHARES - Subject to the terms and conditions of this Agreement, at
            ------
Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller, free and clear of all Encumbrances.

2.2         PURCHASE PRICE - The purchase price (the "Purchase Price") for the
            --------------
Shares will be $68,000,000, plus interest thereon at an annual rate of 12.0% per annum (not compounding) from August 28, 1998 to, but not including, the Closing Date if the Closing Date is after August 28, 1998.

2.3        CLOSING - The consummation of the purchase and sale (the "Closing")
           -------
provided for in this Agreement will take place at a mutually agreeable location in Las Vegas or Reno, Nevada at 10:00 a.m. (local time) on the date selected by the Buyer upon at least five (5) business days notice to the Seller following satisfaction or waiver of all conditions to the Closing in Articles VII and VIII (other than those conditions specified to be satisfied by deliveries at the Closing) or at such other time and place as the parties may agree. Subject to the provisions of Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4          CLOSING  OBLIGATIONS  -  At  the  Closing:
             --------------------

     (a)          Seller  will  deliver  to  Buyer:

          (i) certificates representing the Shares, duly endorsed or accompanied by duly executed stock powers in a form reasonably satisfactory to Buyer with all requisite federal, state and local transfer stamps affixed thereto;

          (ii) a certificate executed by Seller stating that the Seller's representations and warranties in this Agreement are accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements in the Updated Schedules that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 5.5) and that all other conditions in Article VII are satisfied;

          (iii) the deliveries required by Article VII and the documentation reasonably required by Buyer confirming satisfaction of matters set forth in Article VII;

          (iv) all minute books and stock record books of the Company in Seller's, Guarantor's or their Affiliates' possessions; .

          (v) a duly executed assignment, in form and substance reasonably satisfactory to Buyer, pursuant to which Seller, Guarantor and their Affiliates assign to Buyer all confidentiality agreements related exclusively to the Company and all indemnification rights, noncompete and nonsolicitation protections and other rights and covenants related to the Company or its business, to the extent such rights, protections or covenants (x) were entered into by or assigned to the Seller, the Guarantor, any of their predecessors or any Affiliate of any of the foregoing and (y) are assignable to Buyer without prejudice to Guarantor's interests;

          (vi) a duly executed agreement for post-closing transition services (the "Transition Services Agreement") in substantially the same form as attached hereto as Exhibit 2.4(vi); and

          (vii) a bill of sale for $1.00 covering the transfer of certain office equipment to the Company as set forth on Schedule 2.6.

     (b)          Buyer  will  deliver  to  Seller:

          (i) the Purchase Price by wire transfer to an account specified by Seller;

          (ii) a certificate executed by Buyer stating that the Buyer's representations and warranties in this Agreement are accurate in all material respects as of the Closing Date as if made on the Closing Date; and

          (iii) the deliveries required by Article VIII and the documentation reasonably required by Seller confirming satisfaction of matters set forth in Article VIII.

          (iv)          a  duly  executed  Transition  Services  Agreement.

2.5          POST  EXECUTION  CASH  MANAGEMENT  -
             ---------------------------------

(a)      Cash ManagementProcedures - From the Cut-off Time through the Closing
         -------------------------
Date (the "Interim Period"), the Guarantor, the Seller and the Company shall continue to employ the same cash management procedures and practices as those followed prior to the Cut-off Time (including (i) continuing to collect funds generated by the operations of the Company from bank accounts and bank lock boxes and through the Company's standard depository transfer systems, (ii) continuing to fund bank accounts in connection with cash disbursements and
(iii) continuing to adjust the intercompany accounts between the Company and the Guarantor.

(b)        Cash Ledger Account - All cash, checks and similar items of payment
           -------------------
received during the Interim Period by the Company or by the Guarantor or the Seller (or any of their Affiliates) on behalf of the Company (other than insurance proceeds) shall be credited to the account of the Company on a separate ledger account (the "Cash Ledger Account") maintained by the Guarantor, and,subject to the restrictions set forth in Section 2.5(d), all cash, checks and similar items of payment made during the Interim Period by the Guarantor or the Seller on behalf of the Company with respect to (i) liabilities and reserves reflected on the liability side of the June Balance Sheet (assuming the incorporation of the Supplemental Balance Sheet
Information attached to the June Balance Sheet), (ii) trade payables and current liabilities incurred by the Company since June 30, 1998, in the ordinary course of business or (iii) capital expenditures for the Company

(but, in each case under clauses (i), (ii) or (iii), not including any long-term liabilities (other than workers' compensation), and any liabilities for which the Buyer or the Company would be indemnified by the Seller under this Agreement if such disbursement were not made (ignoring the $250,000 basket for purposes of such determination)), shall be debited on the Cash Ledger Account. Upon request by the Buyer, the Guarantor shall provide the Buyer with a daily log of all credits and all debits recorded on the Cash Ledger Account, in reasonable detail.

(c)        Ownership/Responsibility - All credits reflected on the Cash Ledger
           ------------------------
Account shall be the sole property of the Guarantor and the Seller, and following the Closing, the Company and the Buyer shall have no rights or claims thereto except as set forth in this Section 2.5. All debits reflected on the Cash Ledger Account shall be the sole responsibility of the Guarantor and the Seller, and following the Closing, the Company and the Buyer shall have no liability or obligations with respect thereto.

(d)       Timing - All checks and other forms of payment made by the Guarantor
          ------
or the Seller during the Interim Period (except checks drawn from Company Bank Accounts that are set forth on Schedule 2.5 as remaining with the Company following the Closing (the "Retained Accounts")) shall be debited against the Cash Ledger Account when issued or when reconciliation information is available in the ordinary course of business consistent with past practices. In either case Guarantor and Seller shall be liable for the final settlement of such payments (whether before or after the Closing). All funding by the Guarantor or the Seller during the Interim Period of checks drawn from the Retained Accounts during the Interim Period shall be debited against the Cash Ledger Account when funded, and the Guarantor and the Seller shall be liable for the final settlement of any such funded payments (whether before or after the Closing).

(e)     Uncollected Checks - All checks and other forms of payment received by
        ------------------
or on behalf of the Company during the Interim Period shall be credited to the Cash Ledger Account when received. If within 30 days after Closing any check or other form of payment received during the Interim Period has not been collected by the Guarantor or the Seller in cash, the accounts receivable relieved by such payment shall be restored and shall be the sole property of the Company (including all rights to pursue collection against the account debtor), and the Buyer shall remit the amount of such uncollected payment to the Guarantor in cash.

(f)          Payment of Adjustment - As soon as practicable, but no later than
             ---------------------
seven (7) days following the Closing, Guarantor and Buyer shall jointly determine, as of 11:59 p.m. on the Closing Date, on an unaudited basis, the balance of the Company's Cash Ledger Account without giving effect to the adjustment in Section 12.5. To the extent that the balance of the Company's Cash Ledger Account so determined exceeds or is less than zero ($0), then in the case of an excess Guarantor shall remit the amount of such excess to Buyer and in the case of a deficiency Buyer shall remit the amount of such deficiency to Guarantor.

(g)          Restoration of June 30, 1998 Receivables - If any checks or other
             ----------------------------------------
forms of payment received by or on behalf of the Company prior to the Cutoff Time are subsequently returned for insufficient funds or otherwise do not settle, (i) the Accounts Receivable balance on the June Balance Sheet shall be deemed to be increased, for all purposes of this Agreement, by the amount of such unsettled payment and the amount thereof shall be debited to the Cash Ledger Account, (ii) to the extent a new check or other form of payment in respect of such unsettled payment is received by or on behalf of the Company during the Interim Period, the amount thereof shall be credited to the Cash Ledger Account when such check or other form of payment is received and (iii) to the extent no new check or other form of payment in respect of such unsettled amount is received by or on behalf of the Company during the Interim Period, but the amount of the earlier check or other form of payment is received in cash (e.g., by resubmitting the original check for payment), the amount of cash so received shall be credited to the Cash Ledger Account upon receipt.

(h)          Ownership  of Accounts - Except as set forth on Schedule 2.5, all
             ----------------------
disbursements, collection and lock box bank accounts used in the Company's business shall remain with Guarantor after Closing, subject to the Guarantor's obligation following the Closing to remit the amount of any receipts in respect of the Company's business to the Company on a weekly basis along with payor and invoice information (including any and all remittance advices).

2.6          SHARED  ASSETS/SHARED SERVICES - The parties acknowledge that the
             ------------------------------
Seller, Guarantor and their Affiliates provide certain services to the Company. Schedule 2.6 describes such services and sets forth the disposition of assets (tangible and intangible) necessary to perform such services.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Buyer to enter into this Agreement and consummate the Contemplated Transactions, Seller, and Guarantor with respect to Section 3.2, represents and warrants to Buyer as follows:

3.1          ORGANIZATION  AND  GOOD  STANDING
             ---------------------------------

     (a) The Company is a corporation duly incorporated under the laws of the state of Nevada. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement and the Contemplated Transactions. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except where the failure to be so qualified would not
result  in  a  Material  Adverse  Change.    Schedule  3.1  sets  forth  each
jurisdiction  in  which  the  Company  is  so  qualified.

     (b) Seller has delivered to Buyer complete and correct copies of the Organizational Documents of the Company, as currently in effect and complete and correct copies of Company's minute books and stock record books. The Company is not in default of or in violation of any provisions of its Organizational Documents. The Company has no subsidiaries or other interests in any other Person and the Company has never had any subsidiaries or interests in any other Person.

3.2          AUTHORITY;  NO  CONFLICT
             ------------------------

     (a) Each of this Agreement and the Transition Services Agreement have been duly authorized, executed and delivered by Seller and Guarantor and constitutes the legal, valid, and binding obligation of Seller and Guarantor, enforceable against each in accordance with its terms subject to the insolvency Legal Requirements and general principles of equity (including the ability or inability to secure injunctive relief for specific performance).
Seller and Guarantor have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Transition Services Agreement and perform their obligations under this Agreement, the Transition Services Agreement and any other documents delivered by them at Closing, and no other corporate proceedings or approvals, votes or consents are necessary to authorize the execution, delivery and performance of this Agreement, the Transition Services or any of such other documents by Seller or Guarantor.

     (b) Except as set forth on Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will:

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Company's or the Seller's Organizational Documents, or
(B) any resolution adopted by the board of directors or the stockholders of the Company, Seller or Guarantor;

          (ii) contravene, conflict with, or result in a violation of, any Legal Requirement or any Order to which the Company, Seller or Guarantor may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by the Company or that is necessary to conduct the Company's business in substantially the same manner as presently conducted;

          (iv) contravene, conflict with, result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or

          (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

     (c) Except as set forth in Schedule 3.2, neither the Company, Seller nor Guarantor is now or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3      CAPITALIZATION - The authorized capital stock of the Company consists
         --------------
of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any capital stock, equity securities or other securities of the Company. The Company does not own nor have any Contract to acquire, any capital stock, equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4          FINANCIAL  STATEMENTS  -  Attached as Schedule 3.4 hereto are the
             ---------------------
Condensed  Balance  Sheets  at  September  30,  1997  (the  "Balance  Sheet"),
September 30, 1996, and June 30, 1998 (the "June Balance Sheet") and the related condensed statements of income and cash flows for the years ended September 30, 1997 and September 30, 1996, and the nine (9) months ended June 30, 1998, respectively (collectively, the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP consistently applied except if and to the extent the Company's accounting policies, procedures and methodologies set forth on Schedule 3.4 as are different from GAAP, and fairly present the financial condition and results of operations (to the earnings before income taxes level) and cash flows of the Company at September 30, 1997, September 30, 1996 and June 30, 1998 and for the twelve
(12) month periods and nine (9) month periods, respectively, then ended. Neither this Section 3.4 nor any other provision in this Agreement shall be construed as a representation or warranty as to the accuracy or completeness of any budgets or projections relating to or reflecting the Company.

3.5          BOOKS AND RECORDS - The books of account, minute books, and stock
             -----------------
record books of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and material corporate action taken by, the stockholders and the Board of Directors, and no meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.6          TITLE  TO  PROPERTIES;  ENCUMBRANCES  -
             ------------------------------------

(a)          Schedule  3.6  contains  a  complete  and accurate list and legal description of all real property owned by the Company (the "Owned Real Property") and a complete and accurate list of each lease of real property owned or used by the Company requiring the payment by the Company of $50,000 or more per year (the "Leased Real Property"). The Company owns (with good and marketable title in the case of real property subject only to the matters permitted by the following sentence and to matters set forth on Schedule 3.6) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the June Balance Sheet, or used in the Company's business except for the assets set forth on
Schedule 2.6 as remaining with Guarantor or its Affiliates after Closing (except for assets held under capitalized leases disclosed or not required to be disclosed in Schedule 3.6 and personal property sold since the date of the Balance Sheet or the June Balance Sheet, as the case may be, in the ordinary course of business) and all of such remaining assets will be owned by the Company after the Closing or will be transferred to the Company at Seller's sole cost and expense after the Closing except in both cases for assets set forth on Schedule 2.6 as remaining with Guarantor or its Affiliates after Closing. All material properties and assets reflected in the Balance Sheet, the June Balance Sheet or listed or required to be listed on Schedule 3.6 are (or will be at the Closing) free and clear of all Encumbrances except for: (a) liens for current taxes not yet due, and (b) with respect to real property,
(i) minor imperfections of title, if any, none of which, individually or in the aggregate, is substantial in amount, materially detracts from the value or materially impairs the use of the property subject thereto, or materially impairs the operations of the Company; (ii) zoning laws and other land use restrictions that do not materially impair the present use of the property subject thereto, (iii) easements and other restrictions that would not individually or in the aggregate materially impair the present use of the property; and (iv) matters disclosed in the title policies referred to on
Schedule  3.6  (together,  the  "Real  Property  Permitted  Encumbrances").

     (b)          Owned Properties.  With respect to each parcel of Owned Real
                  ----------------
Property: (i) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel (except as referred to in paragraph
(a) of this Section 3.6); and (ii) there are no outstanding actions or rights of first refusal to purchase such parcel (other than the right of the Buyer pursuant to this Agreement), or any portion thereof or interest therein.

     (c)        Leased Properties.  With respect to each Leased Real Property,
                -----------------
the lease is in full force and effect and the Company holds a valid and existing leasehold or subleasehold interest. The Seller has delivered to Buyer true, correct, complete and accurate copies of each lease described in
Schedule 3.6 (the "Leases"). To the Seller's Knowledge, with respect to each Lease listed on Schedule 3.6: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company nor any other party to the Lease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a material breach or default or permit termination, material modification or acceleration under the Lease; (iv) no party to the Lease has repudiated any provision thereof; (v) there are no disputes of a material nature, oral agreements, or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Buyer or are not material; and (vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

     (d)       Real Property Disclosure.  Except as set forth on Schedule 3.6,
               ------------------------
there is no Real Property leased or owned by the Company and used in the Company's business. The Owned Real Property and Leased Real Property is referred to collectively herein as the "Real Property."

3.7      CONDITION AND SUFFICIENCY OF ASSETS - Except as set forth on Schedule
         -----------------------------------
3.7, to the Seller's Knowledge, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance.

3.8      INVENTORY - Except as set forth on Schedule 3.8, all inventory of the
         ---------
Company, reflected in the Balance Sheet or the June Balance Sheet consisted of and all inventory at Closing will consist of a quality and quantity usable and salable in the ordinary course of business, and that is not adulterated, out of date, damaged or defective, except for obsolete items and items of below-standard quality, all of which as of June 30, 1998 have been written off or written down to net realizable value in the June Balance Sheet and all of which as of the Closing are reflected in an inventory reserve on the books and records of the Company, prepared in a manner consistent with and using assumptions consistent with those used in calculating the inventory reserve or direct inventory reduction reflected on the June Balance Sheet.

3.9      NO UNDISCLOSED LIABILITIES - Except as set forth in Schedule 3.9, the
         --------------------------
Company has no liabilities or obligations of any nature to or imposed by third parties (whether known or unknown, whether absolute, accrued, contingent, or otherwise, and whether due or to become due and regardless of when asserted) except for liabilities or obligations (a) to the extent reflected or reserved against in the June Balance Sheet (assuming the incorporation of the Supplemental Balance Sheet Information attached to the June Balance Sheet),
(b) under any Contracts disclosed or not required to be disclosed on Schedule 3.15(a) (other than for breaches thereof), (c) which are current trade and accrued liabilities incurred in the ordinary course of business since the date of the June Balance Sheet (none of which is a liability for breach of contract, tort, infringement or lawsuit), or (d) incurred in connection with this Agreement or the Contemplated Transactions as set forth in or expressly contemplated by this Agreement.

3.10          TAXES
              -----

     (a) The Company has filed or caused to be filed (on a timely basis since March 31, 1991) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has paid all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Company, except such Taxes, if any, as are listed in Schedule 3.10 and are being contested in good faith. All Taxes accrued but not due as of June 30, 1998 (except taxes based on income), are accrued on the June Balance Sheet. The Company has not incurred any liability for Taxes since June 30, 1998, except in the ordinary course of business.

     (b) All Taxes that the Company is or was required by Legal Requirement to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (c) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete in all material respects.

     (d) No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (e) There is no dispute or claim concerning any liability for Taxes of the Company either (i) claimed or raised by any authority in writing or
(ii) as to which the Seller has knowledge or as to which any of the directors and officers (and employees responsible for Tax matters) of the Company, has knowledge based upon personal contact with any agent of such authority.

     (f) Schedule 3.10 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after September 30, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller or the Company has delivered to the Buyer those portions of the following which relate to the Company: Correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since April 1, 1994.

     (g) The Company has not waived any statute of limitations in respect to Taxes or agreed to any extensions of time with respect to a Tax assessment or deficiency, except an extension of the statute on the September 30, 1994 Federal Form 1120 consolidated return of Guarantor until June 15, 1999.

     (h) The Company has not filed a consent under IRC 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under IRC 280G (or any corresponding provision of state, local or foreign income Tax law).

     (i) The Company will not be required to include any adjustment in taxable income for any taxable period (or portion thereof) ending on or after June 30, 1998, as a result of (i) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date or
(ii) any "closing agreement," as described in IRC 7121 (or any corresponding provision of state, local or foreign income Tax law).

     (j) The Company has not been a member of an affiliated group (as described in IRC 1504 and any corresponding provision of state, local or foreign income Tax law) filing a consolidated federal income Tax Return (other than a group the common parent of which was Guarantor or its predecessor). The business of the Company was operated as a division of Ralston Purina Company prior to the April 1, 1994 spin-off of Guarantor and subsidiaries, including the Company.

3.11          EMPLOYEE  BENEFITS  -
              ------------------

(a) Schedule 3.11 contains an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by the Company, to which the Company is obligated to contribute or with respect to which the Company has any liability or potential liability, whether direct or indirect, including, without limitation, all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of IRC Sections 414(b), 414(c), 414(m) and 414(o), of which the Company is a member to the extent the Company has any potential liability with respect to such Plan (collectively, the "Company Employee Plans" and individually, a "Company Employee Plan"). For purposes of this Agreement, the term "Plans" shall mean: (i) employee benefit plans as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated, and (ii) fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, stock option, deferred compensation, pension, severance, bonus, incentive, health, disability and welfare plans.

(b) Except as set forth in Schedule 3.11, the Company does not contribute to, have any obligation to contribute to or otherwise have any liability or potential liability with respect to (i) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (ii) any Plan of the type described in Sections 4063 and 4064 of ERISA or in IRC Section 413(c), or (iii) any Plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current former employees, their spouses or dependents, other than in accordance with IRS 4980B or applicable state continuation coverage law.

(c) Except as set forth in Schedule 3.11, none of the Company Employee Plans obligate the Company to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of IRC Section 280G.

(d) Each Company Employee Plan and each related trust, insurance contract and fund has been maintained, funded and administered in compliance with its terms and the terms of each applicable collective bargaining agreement and in compliance with all applicable law and regulations, including, without limitation, ERISA and the IRC. None of the Company, any trustee or administrator of any Company Employee Plan, or any other person has engaged in any transaction with respect to any Company Employee Plan which could subject the Company, or any trustee or administrator of any Company Employee Plan, or any party dealing with any Company Employee Plan, or Buyer to any tax or penalty imposed by ERISA or the IRC. There are no pending or threatened actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to any Company Employee Plan (other than routine claims for benefits), and Guarantor has no knowledge of any facts which could give rise to or be expected to give rise to any such actions, suits, claims, complaints, charges, proceedings, hearings, investigations or demands. No Company Employee Plan that is subject to the funding requirements of IRC Section 412 or Section 312 of ERISA has incurred any "accumulated funding deficiency," as such term is defined in such Sections of the IRC and ERISA, whether or not waived. No liability to the PBGC (except for routine payment of premiums) has been or is expected to be incurred with respect to any Company Employee Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any Company Employee Plan, and the PBGC has not commenced or threatened the termination of any Company Employee Plan. None of the assets of the Company is the subject of any lien arising under ERISA or the IRC, the Company has not been required to post any security pursuant to Section 307 of ERISA or IRC Section 401(a)(29), and Guarantor has no knowledge of any facts which could be expected to give rise to such lien or such posting of security.

(e) Except as set forth on Schedule 3.11(e), each Company Employee Plan that is intended to be qualified under IRC Section 401(a) has received a favorable determination letter from the Internal Revenue Service as to the qualification under the IRC of such Company Employee Plan, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Company Employee Plan.

(f) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five (5) years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of IRC Sections 414(b), (c), (m) and (o)) of which the Company is a member or was a member during such five (5) year period.

(g) As of the Closing Date, the fair market value of the assets of each Company Employee Plan that is a defined benefit pension plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date. With respect to each Company Employee Plan that is subject to the funding requirements of IRC
Section 412 and Section 302 of ERISA, all required or recommended contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with IRS Section 412(m)) shall have been made or properly accrued. With respect to each other Company Employee Plan, all required or recommended payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued. No Company Employee Plan has any material unfunded liabilities.

(h) With respect to each Company Employee Plan, Seller has provided Buyer with true, complete and correct copies, to the extent applicable, of (i) all documents pursuant to which the Company Employee Plans are maintained, funded and administered, (ii) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (iii) the two most recent actuarial reports, (iv) the two most recent financial statements,
(v) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), and (vi) the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations under each Company Employee Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits.

3.12          COMPLIANCE  WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS
              ----------------------------------------------------------------

(a) Except as set forth on Schedule 3.12, the Company and its predecessors since November 4, 1989 have complied in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership of its assets;

(b) Except as set forth on Schedule 3.12, the Company has not received any unresolved notice or other written communication from any Governmental Body setting forth any actual or alleged violation of, or failure to comply with, any Legal Requirement;

(c) The Company has, or is capable of obtaining without incurring a material expense, and without incurring any penalty or liability, all Governmental Authorizations necessary to operate the Company in substantially the same manner as presently conducted. To the Company's Knowledge, Schedule
3.12 sets forth all such Governmental Authorizations presently held or obtained. The Company is in compliance in all material respects with the terms, restrictions and conditions of such Governmental Authorizations; and

(d)          FDA Compliance.  Except as set forth on Schedule 3.12 and without
             --------------
limiting  in  any  way  the  generality  of  Section  3.12  hereof:

(i) The Company is not (and the Seller and the Guarantor, on behalf of the Company, are not) in receipt of notice of, and is not currently subject to any unresolved finding of deficiency, finding of non-compliance, compelled or voluntary recall (which recall was material), investigation, penalty, fine, sanction, assessment, audit, request for corrective or remedial action, or other compliance or enforcement action, in each case relating to the products made, developed, licensed, under development, leased, sold, used or serviced by the Company ("Products") or to the Company's facilities in which the Products are manufactured, processed, used, handled or stored, by the United States Food and Drug Administration ("FDA") or any other federal, state, local or foreign authority having or asserting responsibility for the regulation of food products ("Regulatory Authorities"); and

(ii) The Company is in compliance in all material respects with all applicable regulations and requirements of the FDA and other authorities relating to every Product (including, but not limited to, any requirements for investigating customer complaints and inquiries, labeling requirements and protocols, shipping requirements, record-keeping and reporting requirements, monitoring requirements, packaging or repackaging requirements, laboratory controls, sterility requirements, inventory controls, and storage and warehousing procedures), except where the final resolution of any such non-compliance (individually or in the aggregate) with the foregoing would not result in a Governmental Agency requiring a recall of the Company's products nor would result in the imposition of a material fine or penalty against or a material liability of the Company.

          (iii) The Seller does not have Knowledge of any facts which would indicate that the FDA or other Regulatory Authorities have or will prohibit or materially restrict the marketing, sale, manufacture, processing or use in the United States of any Product or the operation or use of any facility in which the Products are made.

          (iv) The Company has not received and the Seller and the Guarantor on behalf of the Company have not received any written notice from a Regulatory Authority, nor from a Person who is currently a co-packer for the Company, or in a similar arrangement with the Company, indicating that any product produced for the Company was or may be adulterated or misbranded (as defined by any applicable Legal Requirements).

     (e) For purposes of this Section 3.12 only, no matter shall be deemed "material" unless the Damages arising from or related to such matter, or group of related matters, exceed $25,000 and all such matters or group of related matters that satisfy such requirement shall be deemed material.

3.13          LEGAL  PROCEEDINGS;  SETTLEMENTS  AND  ORDERS
              ---------------------------------------------

     (a)          Except  as  set forth on Schedule 3.13, there are no pending
Proceedings:

          (i)          that  have been commenced by or against the Company; or

          (ii) that challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     (b) To the Seller's Knowledge, except as set forth on Schedule 3.13, no Proceeding described above has been threatened in writing.

     (c) Except as set forth in Schedule 3.13, there is no settlement or Order to which the Company or any of its material assets or properties are subject.

3.14          ABSENCE  OF  CERTAIN CHANGES AND EVENTS - Except as set forth in
              ---------------------------------------
Schedule 3.14, since the date of the Balance Sheet, the Company has conducted its businesses in the ordinary course of business and there has not been any:

     (a) change in the Company's authorized or issued capital stock or the holders thereof; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b)          amendment  to  the  Organizational Documents of the Company;

     (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee (except in the ordinary course of business consistent with past practice) or entry into or modification or termination of any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase or decrease in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

     (e) any Material Adverse Change or any material casualty loss or damage to the Company's assets;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

     (g) sale (other than sales of inventory and obsolete equipment in the ordinary course of business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of the Company, including the sale, lease, license or other disposition of any of the Intellectual Property Assets;

     (h) material change in the accounting methods or practices used by the Company or in its cash management practices and procedures;

     (i) incurrance by the Company of any indebtedness for borrowed money (excluding normal and customary trade credit);

     (j) guarantees by the Company for the repayment of money borrowed by another party, loans or advances (other than advances to employees in the ordinary course of business consistent with past practices);

     (k) Capital expenditure or group of related expenditures by the Company in excess of $25,000; or

     (l)          binding agreement by the Company to do any of the foregoing.

3.15          CONTRACTS;  NO  DEFAULTS
              ------------------------

     (a) Schedule 3.15(a) contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

          (i) each Contract that involves performance of services or delivery of goods or materials by (or to) the Company of an unperformed amount or value in excess of $50,000;

          (ii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement requiring the payment in excess of $50,000 per year;

          (iii) each licensing or royalty agreement with respect to material Intellectual Property Assets;

          (iv) each collective bargaining agreement to or with any labor union or other employee representative of a group of employees;

          (v) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

          (vi) each Contract containing covenants that materially restrict the business activity of the Company or limit the freedom of the Company to compete with any Person;

          (vii) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (viii) each Contract for capital expenditures with a remaining balance to be paid in excess of $50,000;

          (ix) each outstanding surety bond and letter of credit under which the Company is liable or that Seller has obtained on behalf of the Company;

          (x) each employment or severance agreement between the Company and any employee, officer or director;

          (xi) each agreement pursuant to which the Company has indebtedness for borrowed money or has guaranteed the indebtedness or performance of another Person; or

          (xii) each material amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     Each  of the foregoing Contracts is referred to as a "Material Contract."

     (b) Except as set forth on Schedule 3.15(b), each Material Contract is valid and enforceable in accordance with its terms subject to insolvency Legal Requirements and general principles of equity;

     (c) The Company and to Seller's Knowledge, all other parties to the Material Contracts have performed all obligations required to be performed by them and are not in material default under or in material breach of nor is the Company in receipt of any claim of default or breach of any Material Contract. To the Seller's Knowledge, except as set forth on Schedule 3.15(c), no event has occurred or circumstance exists that (with or without notice or lapse of time) will contravene, or conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract.

3.16          INSURANCE
              ---------

     (a) Seller has delivered to Buyer true and complete copies of all policies of insurance (including all endorsements, amendments and modifications thereto) to which the Guarantor, Seller or Company is a party and under which the Company, or any director or officer of the Company, is covered.

     (b) Schedule 3.16 describes any self-insurance arrangement by or affecting the Company.

     (c) Guarantor, Seller or the Company has paid all premiums due, and have otherwise performed all of their material respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director or officer thereof.

3.17      ENVIRONMENTAL MATTERS - Except as set forth on Schedule 3.17, to the
          ---------------------
Seller's  Knowledge:

     (a) The Company and its predecessors since November 4, 1989 have complied in all material respects with all Environmental Laws.

     (b) Neither Seller (with respect to the Company's business) nor the Company has received any citation, notice, Order or summons, and neither Seller (with respect to the Company's business) nor the Company has any liability that relates to Hazardous Materials, or any alleged, actual, or potential material violation or failure to comply with any Environmental Law with respect to any of the Facilities or the Company's operations, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, transported, disposed of, Released, imported, used, or processed by the Company.

     (c) There are no Hazardous Materials present at the Facilities including any Hazardous Materials (i) contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and
(ii) deposited or located in land, water, sumps, or any other part of the Facilities.

     (d) None of the Seller (with respect to the Company's business), the Guarantor (with respect to the Company's business) or the Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any Hazardous Material, or owned or operated any facility or property, so as to give rise to material liability of the Company, including without limitation any liability for investigation, cleanup or response costs, natural resource damages or attorneys fees, pursuant to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended as of the Closing Date, or any other Environmental Law relating to the investigation or cleanup of Hazardous Materials.

3.18       LABOR RELATIONS; COMPLIANCE - Except as set forth on Schedule 3.18,
           ---------------------------
since March 31, 1994, the Company has not been nor is a party to any collective bargaining or other labor Contract. Since September 30, 1994, there has not been, there is not presently pending or existing, and, to Seller's Knowledge, there is not threatened, (a) any strike or work stoppage,
(b)  any  union  organizing  or  decertification efforts or any other question concerning representation, or (c) any Proceeding against or affecting the Company relating to any alleged material violation of any Legal Requirement pertaining to labor relations or employment matters, including, without limitation any complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body. There is no lockout of any employees by the Company, and no such action is presently contemplated by the Company. The Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, wages, hours, collective bargaining, occupational safety and health, and plant closings.

Any notice required under any labor or employment Legal Requirements, or collective bargaining agreement regarding the Contemplated Transactions has been or will be given, and all bargaining obligations with any employee representative regarding such transactions have been or will be satisfied. Since September 30, 1994, the Company has not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented before Closing without advance notification to Buyer in writing.

3.19          INTELLECTUAL  PROPERTY
              ----------------------

     (a)          Intellectual Property Assets-The term "Intellectual Property
                  ----------------------------
Assets"  shall  mean:

          (i) registered and unregistered trademarks, service marks, trade dress, trade names, corporate names, Internet domain names, and registrations and applications for the foregoing, together with all goodwill associated with each of the foregoing;

          (ii) patents, patent applications, patent disclosures and inventions;

          (iii)      copyrights in both published works and unpublished works;
and

          (iv) know-how, trade secrets, product formulations, recipes, manufacturing and production processes.

     (b) Schedule 3.19 sets forth a complete and correct list of all of the following that are owned by, used by, or licensed for use by the Company;
(i) patented or registered Intellectual Property Assets and pending patent applications or other applications for registrations of Intellectual Property Assets; (ii) material unregistered trademarks, material unregistered service marks, trade names, corporate names and Internet domain names; and (iii) all material licenses, agreements or arrangements covering Intellectual Property Assets to which the Company is a party, either as licensor or licensee, or a third-party beneficiary.

     (c)          Except  as  set  forth  on  Schedule  3.19;

          (i) the Company owns and possesses all right, title and interest in and to, or has a valid right to use (in substantially the manner as presently used), free and clear of all Encumbrances, all the United States (including its territories) based Intellectual Property Assets set forth on
Schedule 3.19 ("U.S. Intellectual Property Assets"); and to the Seller's Knowledge, the Company owns and possesses all right, title and interest in and to, or has a valid right to use (in substantially the manner as presently used), free and clear of all material Encumbrances, (A) all the non-United States based Intellectual Property Assets set forth on Schedule 3.19 and (B) all other Intellectual Property Assets necessary for the operation of business of the Company as presently conducted (collectively, the "Other Company Intellectual Property Assets");

          (ii) all of the U.S. Intellectual Property Assets are valid and enforceable, and to the Seller's Knowledge, all the Other Company Intellectual Property Assets are valid and enforceable;

          (iii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the U.S. Intellectual Property Assets or the Other Company Intellectual Property Assets has been made, is currently outstanding or is threatened, and to Seller's Knowledge there are no grounds for the same;

          (iv) to the Seller's Knowledge no third party has infringed, misappropriated or otherwise conflicted with any of the U.S. Intellectual Property Assets or Other Company Intellectual Property Assets, and the Seller has no Knowledge of any facts that indicate a likelihood of any of the foregoing; it is understood and agreed that Nabisco's trademark registration for the mark "Beech-Nut" and Nabisco's existing uses of such trademark in the United States for candy, gum and cough drops shall not be a basis for any claims for breach of this Section 3.19; and

          (v) the Company has not infringed, misappropriated or otherwise conflicted with, and the operation of the business of the Company as presently conducted will not infringe, misappropriate or otherwise conflict with, any Intellectual Property Assets of any third party, and Seller has no Knowledge of any facts which indicate a likelihood of any of the foregoing.

3.20        BROKERS OR FINDERS - Except as set forth on Schedule 3.20, neither
            ------------------
the Company, Guarantor nor Seller or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.21     ACCOUNTS RECEIVABLE - All accounts receivable of the Company that are
         -------------------
reflected on the Balance Sheet or the June Balance Sheet represented valid obligations arising from sales actually made, or services actually performed in the ordinary course of business subject to no offset or deduction except as reflected on the Balance Sheet, the June Balance Sheet, or as indicated in
Schedule  3.4  as  applicable.

3.22      INDEBTEDNESS - Except as set forth on Schedule 3.22, the Company has
          ------------
no indebtedness for borrowed money or any guaranty obligations relating to borrowings by another entity.

3.23        DISCLOSURE - To the Knowledge of the Seller, there is no fact that
            ----------
has specific application to the Company (other than general economic conditions) that, as far as Seller can reasonably foresee, could be reasonably expected to result in a Material Adverse Change with respect to the Company that has not been set forth in this Agreement, or the Schedules to this Agreement.

3.24          OFFICERS  AND DIRECTORS; BANK ACCOUNTS - Schedule 3.24 lists all
              --------------------------------------
officers and directors of the Company, and all of the Company's bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto).

3.25      INSIDER TRANSACTIONS - Except as set forth on Schedule 3.25, neither
          --------------------
the Seller nor any of its officers, directors, employees or Affiliates is a party to any agreement, contract, commitment, transaction or understanding with the Company or which pertains to the business of the Company, or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company.

3.26          POWERS OF ATTORNEY, GUARANTEES - Except as set forth on Schedule
              ------------------------------
3.26, there are no outstanding powers of attorney executed on behalf of the Company and the Company is not a guarantor or otherwise liable for any indebtedness of any other Person, firm or corporation other than endorsements for collection in the ordinary course of business.

3.27          PRODUCT  WARRANTIES  - Except as set forth on Schedule 3.27, the
              -------------------
Company has not made any warranties with respect to the products manufactured and/or sold by it.

3.28     YEAR 2000- The Seller, Guarantor or its Affiliates have undertaken an
         ---------
internal review of the Guarantor's and its subsidiaries' information systems for the purpose of analyzing the impact of the date-related issues arising from the Year 2000 and the Seller has no Knowledge of any facts that would cause it to believe that, if the Company were to remain an Affiliate of Seller, the expenditure necessary to upgrade, modify or replace its information systems to avoid date-related issues arising from the Year 2000 would be material.


                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer  represents  and  warrants  to  Seller  as  follows:

4.1          ORGANIZATION  AND  GOOD  STANDING  -  Buyer is a corporation duly
             ---------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware

4.2          AUTHORITY;  NO  CONFLICT
             ------------------------

     (a) Each of this Agreement and the Transition Services Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject to insolvency Legal Requirements and general principles of equity (including the ability or inability to secure injunctive relief for specific performance). Buyer has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Transition Services Agreement and perform its obligations under this Agreement and the Transition Services Agreement and any other documents delivered by it at Closing, and no other corporate proceedings or approvals, votes or consents are necessary to authorize the execution, delivery and performance of this Agreement and the Transition Services Agreement by Buyer.

     (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will:

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Company's Organizational Documents, or (B) any resolution adopted by the board of directors or the stockholders of the Buyer;

          (ii) contravene, conflict with, or result in a violation of, any Legal Requirement or any Order to which the Buyer may be subject; or

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by the Buyer or that is necessary to conduct the Buyer's business in substantially the same manner as presently conducted.

     (c) Except as set forth in Schedule 4.2, the Buyer is not now and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3      INVESTMENT INTENT - Buyer is acquiring the Shares for its own account
         -----------------
and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4         CERTAIN PROCEEDINGS - There is no pending Proceeding that has been
            -------------------
commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

4.5      BROKERS OR FINDERS - Buyer and its agents have incurred no obligation
         ------------------
or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                   ARTICLE V
                   COVENANTS OF SELLER PRIOR TO CLOSING DATE

5.1      ACCESS AND INVESTIGATION - Between the date of this Agreement and the
         ------------------------
Closing Date, Seller will, and will cause the Company and its Representatives to afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full access to the Company's personnel, properties (excluding subsurface testing), contracts, books and records, and other documents and data during normal business hours as Buyer may reasonably request.

5.2          OPERATION  OF  THE  COMPANY'S BUSINESS - Between the date of this
             --------------------------------------
Agreement  and  the  Closing Date, Seller will, and will cause the Company to:

     (a) conduct the business of the Company in the ordinary course of business consistent with past practice including, as applicable, with respect to quantity and frequency (including, without limitation, with respect to maintenance of working capital balances, collection of accounts receivable, payment of accounts payable, payment of employee compensation and cash management practices generally), and maintain its books and records consistent with past practices;

     (b) use commercially reasonable efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

     (c) keep in full force and effect its corporate existence and all material rights, franchises and all of the Company's Intellectual Property Assets currently in use and relating or pertaining to its business;

     (d) use commercially reasonable efforts to keep the Company's business organization and properties intact, including its present business operations, physical facilities, working conditions, officers and employees and its present relationships with lessors, licensors, suppliers, distributors, customers and consumers and others having business relations with it;

     (e) maintain the assets of the Company in good repair, order and condition consistent with past practices including, replacing or repairing in accordance with past practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs;

     (f) do nothing to discourage employees from continuing their employment with the Company after the Closing;

     (g) use commercially reasonable efforts to obtain releases of the Company on any guarantees, suretyship obligations or other promises of payment or performance given by the Company as requested by Buyer except to the extent any of the foregoing relate to the Company's business;

     (h) promptly (once Seller or Guarantor or any officer or director of the Company obtains knowledge thereof) inform Buyer in writing of any material variances from the representations and warranties contained in Article III or any breach of any covenant hereunder by the Company, the Guarantor or the Seller;

     (i) comply with all material Legal Requirements and contractual obligations applicable to the operations and business of the Company;

     (j) pay and discharge when payable all Taxes (other than income Taxes), assessments and governmental charges imposed upon its properties (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become an Encumbrance upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto and reflected on the June Balance Sheet;

     (k) cooperate with Buyer and use all commercially reasonable efforts to cause the conditions to Buyer's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations);

     (l) file any forms or related material that the Guarantor, the Seller or the Company may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the
HSR Act, use all reasonable efforts to obtain an early termination of the applicable waiting period, and make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith; and

     (m) confer on a regular and reasonable basis with representatives of Buyer to report on operational matters and the general status of ongoing operations with respect to the Company.

5.3       NEGATIVE COVENANTS OF THE COMPANY AND SELLER.  Prior to the Closing,
          --------------------------------------------
without Buyer's prior written consent, which consent shall not be unreasonably withheld, the Seller shall cause the Company not to, and the Company shall not:

     (a) enter into, amend or modify any employment or severance agreement (except as contemplated by Section 7.8) or other agreement or arrangement with any employees of the Company, or grant any increase in salary or bonus or otherwise increase the compensation payable to any director, officer, employee, consultant, advisor or agent employed by or who renders services to the Company or any employee benefit plan, incentive arrangement or other benefit covering any of such Persons, except wage or salary increases required by existing contracts or by compensation policies which are consistent with past practices;

     (b) enter into, establish, amend, terminate or (except as required by the express terms thereof) make any contribution to any employment or labor agreement except as otherwise provided by Section 7.8 or any employee pension benefit plan or any employee welfare benefit plan which covers employees of the Company provided that this Section 5.3(b) shall not prohibit the Company from executing a definitive labor agreement reflecting the terms of the memorandum of understanding described in Item 1 of Schedule 3.18;

     (c) terminate, modify, or amend any existing Material Contracts or any material Governmental Authorizations to which the Company is a party or is bound or which relates to the business of the Company;

     (d) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the ordinary course of business consistent with past practices and at arm's length with unaffiliated Persons;

     (e) take any action that would require disclosure under Section 5.2(h) or that would cause any of the changes listed in Section 3.14 to occur or to be likely to occur; or

     (f) materially alter pricing, promotions, discounts or other sales terms or the level of credit risk accepted from that in place or committed to on the date of this Agreement.

5.4     REQUIRED APPROVALS - As promptly as practicable after the date of this
        ------------------
Agreement, Seller will, and will cause the Company to, (i) make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act) and (ii) obtain all third party consents set forth in Schedule 3.2. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2.

5.5          NOTIFICATION  -  Not less than two (2) business days prior to the
             ------------
Closing Date, Seller shall provide Buyer with a copy of all amendments that Seller proposes to make to the Schedules (the "Original Schedules') delivered or to be delivered by Seller hereunder (as amended by such proposed amendments, the "Updated Schedules"). If and to the extent that the Closing occurs following delivery of the Updated Schedules, Buyer shall be deemed to have consented to the Updated Schedules and the corresponding representations, warranties, covenants and agreements of Sellers shall be deemed to be qualified, supplemented or amended in accordance with the Updated Schedules. If the Updated Schedules disclose an event or condition which, by itself, or together with any other events or conditions so disclosed, indicates that the Seller's representations and warranties in this Agreement, giving effect to the Original Schedules but not the Updated Schedules, are not accurate in all material respects as of the Closing Date as if made on the Closing Date, Buyer may terminate this Agreement without further liability or obligation on the part of the Buyer pursuant to Article IX. If the Seller did not have Knowledge, as of the date hereof, of any of the events and conditions disclosed on the Updated Schedules sufficient to give rise to the foregoing termination right, such termination shall be Buyer's sole remedy hereunder for breach of such representations and warranties, and the Seller shall have no further liability or obligation hereunder except with respect to (i) any breach of covenants and agreements herein prior to such termination and (ii) any provisions herein which expressly survive the termination hereof.

5.6          EXCLUSIVITY  -  Until  the  Closing or, if earlier, the date this
             -----------
Agreement is terminated in accordance with its terms, each of the Company and the Seller agrees not to (and will not permit any of its Affiliates, or any employee, officer, director, partner, agent, trustee, representative or other Person acting on its behalf or any entity under his or her control to), directly or indirectly, sell or agree to sell to any other Person, discuss or negotiate with any other Person a possible sale of, or solicit or accept any offer to purchase from any other Person, all or any part of the Company's securities or assets (other than the sale of inventory in the ordinary course of business), whether such transaction takes the form of an issuance or sale of Shares or other securities, merger, consolidation, sale of assets, liquidation, dissolution, refinancing, recapitalization, reorganization or otherwise), or provide any information to any other Person concerning the Company (other than in the ordinary course of business consistent with past practices). The Seller represents and warrants that it has ceased all discussions with all Persons (other than Buyer) regarding all of the foregoing and that neither the Seller nor any of its respective Affiliates, officers, directors, affiliates, partners, trustees, agents or representatives is a party to or bound by any agreement relating to any of the foregoing, other than agreements with Buyer.


                                  ARTICLE VI
                   COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1     REQUIRED APPROVALS - As promptly as practicable after the date of this
        ------------------
Agreement, Buyer will, and will cause each of its Affiliates to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, (a) cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and
(b) cooperate with Seller in obtaining all consents identified in Section 3.2.

6.2        SATISFACTION OF CONDITIONS - Between the date of this Agreement and
           --------------------------
the Closing Date, Buyer will use commercially reasonable efforts to cause the conditions in Article VIII to be satisfied.


                                  ARTICLE VII
              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1          ACCURACY OF REPRESENTATIONS - All of Seller's representations and
             ---------------------------
warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date (after giving effect to the Updated Schedules).

7.2          SELLER'S  PERFORMANCE
             ---------------------

     (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 2.4 must have been tendered or delivered, and each of the other covenants and obligations in Article V must have been performed and complied with in all respects.

7.3        CONSENTS- Each of the Consents identified in Schedule 3.2 must have
           --------
been obtained on terms and conditions reasonably satisfactory to Buyer and must be in full force and effect and copies, if available, must have been provided to Buyer.

7.4          ADDITIONAL  DOCUMENTS  -
             ---------------------

     (a) Seller must have delivered to Buyer an opinion of R. W. Lockwood, Vice President and General Counsel of Seller, dated the Closing Date, in a form reasonably satisfactory to Buyer.

     (b) Seller and Guarantor shall have delivered certified resolutions of their respective Boards of Directors and, with respect to Seller, its shareholders, relating to the authorization of the Agreement and Contemplated Transactions.

7.5     REAL PROPERTY DOCUMENTS - Title Insurance.  Buyer shall have obtained,
        -----------------------   ---------------
in preparation for Closing, a commitment for an ALTA Owner's Policy of Title Insurance Form B-1970 for each parcel of Owned Real Property (the "Title Commitments"), issued by a title insurer satisfactory to Buyer (the "Title Insurer"), in such amount as Buyer determines to be the fair market value (including all improvements thereon) insuring Buyer's interest in such parcel as of Closing, subject only to the Real Property Permitted Encumbrances. Buyer shall obtain surveys and title insurance policies ("Title Policies") in each case in form and substance reasonably satisfactory to Buyer on or before the Closing from the Title Insurer based upon the Title Commitments. Seller will deliver to the Title Insurer the Title Insurer's standard Closing Affidavit reasonably necessary to issue the Title Policies and endorsements thereto.

7.6          NO INJUNCTION, ETC. - No action or proceeding shall be pending or
             -------------------
threatened before any court, governmental agency or arbitrator wherein an unfavorable judgment, decree, injunction or order would prevent the performance of this Agreement or the consummation of any of the Contemplated Transactions, declare unlawful the Contemplated Transactions, cause such transactions to be rescinded or materially and adversely affect the right of Buyer to own, operate or control the Company, and no such judgment, decree, injunction or order shall have been entered and be in existence.

7.7        RESIGNATIONS - Other than Persons identified by Buyer in writing at
           ------------
least ten (10) days prior to Closing, all of the Company's Directors and Officers shall resign their positions effective immediately after the Closing.

7.8          SEVERANCE  AGREEMENTS  -
             ---------------------

     (a) Guarantor has or shall have entered into severance agreements with certain Company employees listed on Schedule 7.8(a). The terms of the agreements for these employees are described in Schedule 3.14. Guarantor shall pay the entire cost of these agreements.

     (b) Guarantor has or shall have entered into severance agreements with certain Company employees listed on Schedule 7.8(b). The terms of the agreements for these employees are described in Schedule 3.14. Guarantor shall pay the entire cost of these agreements.

7.9      RELEASE OF COMPANY FROM GUARANTY - The Seller shall have delivered to
         --------------------------------
Buyer a complete release of the Company from its guaranty obligations under the Guarantor's credit facility described on Schedule 3.22 and Seller shall have, at its expense, discharged any other indebtedness and caused a complete release of any other guaranty described on Schedule 3.22; it being understood that obligations under the Waste Water Treatment Contract to pay fees regardless of usage while bond obligations are outstanding are referenced on
Schedule  3.22,  but  will  not  be  released.

7.10     GOVERNMENTAL APPROVALS.  All governmental filings, authorizations and
         ----------------------
approvals that are required for the transfer of the Shares and the consummation of the Contemplated Transactions shall have been duly made and obtained on terms reasonably satisfactory to Buyer, and all applicable waiting periods (and any extension thereof) under the HSR Act, shall have expired or otherwise been terminated;

7.11     NO MATERIAL ADVERSE CHANGE.  Since the date hereof and since the date
         --------------------------
of the June Balance Sheet, there shall not have been a Material Adverse Change with respect to the Company; it being acknowledged that the impact on the Company's results of operations, sales volume, sales prices, market share and customer retention of (i) increased trade spending and price discounts by other baby food manufacturers, (ii) the introduction of organic baby food by Gerber and (iii) an overall decline in consumer purchases of baby food, substantially consistent with the impact of such factors for the three months ended June 30, 1998, shall not be deemed a Material Adverse Change.


                                 ARTICLE VIII
             CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE

Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1       ACCURACY OF REPRESENTATIONS - All of Buyer's representations must be
          ---------------------------
accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2          BUYER'S  PERFORMANCE
             --------------------

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date, must have been performed and complied with in all material respects.

     (b) Buyer must have tendered or delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have tendered or made the cash payment required to be made by Buyer pursuant to
Section  2.4.

8.3       CONSENTS - Each of the Consents identified in Schedule 4.2 must have
          --------
been  obtained  and  must  be  in  full  force  and  effect.

8.4          ADDITIONAL  DOCUMENTS  -
             ---------------------

     (a) Buyer must have delivered to Seller an opinion of Kirkland & Ellis dated the Closing Date, in a form of reasonably satisfactory to Seller.

     (b) Buyer shall have delivered certified resolutions of its Board of Directors relating to the authorization of the Agreement and the Contemplated Transactions.

8.5       NO INJUNCTION - There must not be in effect any Legal Requirement or
          -------------
any injunction or other Order that prohibits or declares unlawful or causes to be rescinded or Materially Adversely Affects the sale of the Shares by Seller to Buyer.

8.6         LETTERS OF CREDIT / SURETY BONDS - Buyer shall have undertaken all
            --------------------------------
actions necessary to remove Seller and Guarantor from the surety bonds and letters of credit listed on Schedule 8.6 under which Seller or Guarantor is liable and that relate to the Company's business.

8.7      GOVERNMENTAL APPROVALS.  All governmental filings, authorizations and
         ----------------------
approvals that are required for the transfer of the Shares and the consummation of the Contemplated Transactions shall have been duly made and obtained on terms reasonably satisfactory to Seller, and all applicable waiting periods (and any extension thereof) under the HSR Act, shall have expired or otherwise been terminated.


                                  ARTICLE IX
                                  TERMINATION

9.1       TERMINATION EVENTS - Buyer may terminate this Agreement by notice to
          ------------------
Seller (i) if the Closing shall not have occurred on or before forty-five (45) days following the date hereof (except as a result of Buyer's breach of this Agreement), (ii) at any time prior to the Closing if a material default shall be made by Seller or Guarantor in the observance or in the due and timely performance of any of the terms hereof to be performed by Seller or Guarantor that cannot be cured at or prior to the Closing, (iii) at the Closing if any of the conditions precedent to the performance of Buyer's obligations at the Closing shall not have been fulfilled or (iv) after receipt of the Updated Schedules and at or prior to the Closing, if the Updated Schedules disclose an event or condition which, by itself, or together with any other events or conditions so disclosed, indicates that the Seller's representations and warranties in this Agreement, giving effect to the Original Schedules but not the Updated Schedules, are not accurate in all material respects as of the Closing Date as if made on the Closing Date.

Seller may terminate this Agreement by notice to Buyer (i) if the Closing shall not have occurred on or before forty-five (45) days following the date hereof except as a result of Seller's or Guarantor's breach of this Agreement), (ii) at any time prior to the Closing if a material default shall be made by Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by Buyer that cannot be cured at or prior to the Closing, or (iii) at the Closing if any of the conditions precedent to the performance of Seller's obligations at the Closing shall not have been fulfilled.

9.2          EFFECT  OF  TERMINATION - Each party's right of termination under
             -----------------------
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Article XIII will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE X
                           INDEMNIFICATION; REMEDIES

10.1          INDEMNIFICATION  AND  PAYMENT OF DAMAGES BY SELLER - Seller will
              --------------------------------------------------
indemnify and hold harmless Buyer and the Company for any loss, liability, claim, cost, damage, deficiency (excluding any claim by the Buyer or the Company for punitive or exemplary damages) or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third party claim (collectively, "Damages"), arising from or in connection with:

     (a) any breach of any representation or warranty made by Seller in this Agreement or in any certificate delivered hereunder (after giving effect to the Updated Schedules);

     (b) any breach by the Seller of any covenant or obligation of Seller in this Agreement;

     (c) any anti-trust litigation set forth on Schedule 10.1(c) and any other anti-trust or unfair competition claims, proceedings, litigation or investigations relating to Periods prior to Closing;

     (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Guarantor, Seller or the Company (or any Person acting on behalf of any of them) in connection with any of the Contemplated Transactions;

     (e) any violations of or obligations arising under any Environmental Law with respect to the properties, Facilities or operations of the Seller (with respect to the Company's business), the Guarantor (with respect to the Company's business) or the Company, whether or not constituting a breach of any representation or warranty hereunder and whether or not disclosed to Buyer prior to the Closing Date (whether on Schedule 3.17 or otherwise) or identified by Buyer or its agents or representatives through their investigations prior to the Closing Date, to the extent such violations or obligations arise from or relate to (i) the operation of the Company's business on or prior to the Closing Date (including without limitation any transportation, disposal or Release of Hazardous Materials at any facility or location) or (ii) the disposal or Release of Hazardous Materials at the Facilities on or prior to the Closing Date; provided, however, that Seller shall be required to indemnify Buyer and Company only to the extent such damages exceed the $129,000 reserve for environmental matters regardless of whether such reserve was intended to cover the liability for which Buyer seeks indemnification on the June Balance Sheet;

     (f) any liability with respect to the withdrawal or partial withdrawal from a multi-employer plan prior to the Closing Date as defined in
Section  4001  of  ERISA;

     (g) the shut down of the San Jose, California manufacturing facility previously operated by the Company or a predecessor thereof regardless of any reserve therefor in any Financial Statement; and

     (h) any matters disclosed on Schedule 3.9 (Undisclosed Liabilities) or Schedule 3.13 (Legal Proceedings), whether or not such matters are also disclosed elsewhere, unless, and only to the extent that, such matter is clearly identified on such Schedule as being exempted from this Section 10.1.

The remedies provided in this Section 10.1 will be the exclusive remedy to Buyer for damages arising under this Agreement for breaches of representations and warranties, liabilities for which Seller indemnifies Buyer as set forth in
Section 10.1, pre-closing covenants, and any certificates delivered in connection with its Agreement and the Contemplated Transactions. However, buyer may pursue any remedy under law or at equity for breach of any post-closing covenants, fraud or breach of the Transition Services Agreement or any other agreement entered into in connection herewith.

10.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER - Buyer will, in the
          -----------------------------------------------
case of (a), (b) and (c) below, and the Company will, in the case of (d) below, indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement;

     (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement;

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions; and

     (d) any Damages to the extent arising from the conduct of the Company's business prior to or after Closing (excluding Damages to the extent retained or to be indemnified by Seller or Guarantor under this Agreement).

10.3      SURVIVAL.  All representations, warranties, covenants and agreements
          --------
set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the Contemplated Trans-actions and shall not be affected by any exami-nation made for or on behalf of Buyer, the knowledge of any of its officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Damages pur-suant to Section 10.1(a) or Section 10.2(a) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date specifying the factual basis of the claim to the extent known by the claimant. For purposes of this Agreement, the term "Applicable Limitation Date" shall be the date which is 18 months after the C-losing Date; provided that the Applicable Limitation Date with respect to the following Damages shall be as follows:

     (i) with respect to any Damages covered by Section 10.1(e) the Applicable Limitation Date shall be the date which is 60 months after the Closing Date;

     (ii) with respect to any Damages arising from or related to a breach of the representations and warranties of the Company set forth in Section
3.11(f) (ERISA control group) or Section 3.10 (Taxes), the Applicable Limitation Date shall be the expiration of the statute of limitations (or limitation of actions) applicable to the Damages which are giving rise to the claim for indemnification (including any extensions thereto);

     (iii) with respect to any Damages arising from or related to a breach of the representations and warranties of the Company set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Authority; No Conflict),
Section 3.3 (Capitalization), or Section 3.20 (Brokers or Finders), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever);

     (iv) with respect to any Damages arising from or related to a breach of the representations and warranties of the Company set forth in Section 3.19 (Intellectual Property), but only as it relates to the trademark "Beech-Nut" used in association with baby food or infant or toddler food in the United States and its territories, the Applicable Limitation Date shall be the date which is sixty (60) months after the Closing Date; and

     (v) with respect to any Damages arising from or related to a breach of Section 3.8 (Inventory) which would have been revealed by a visual inspection as presently stored (e.g., without moving or opening boxes or pallets), the Applicable Limitation Date shall be the date which is 90 days after the Closing Date.

10.4          LIMITATIONS  ON  AMOUNT-SELLER  -
              ------------------------------

     (a)       General Rule.  Except as otherwise provided herein, Seller will
               ------------
have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), or, with respect to pre-closing covenants only, clause (b) of Section 10.1, (i) until the total of all Damages with respect to such matters exceeds $250,000, and then only for the amount by which such Damages exceed $250,000 or (ii) in excess of $4,000,000 for all such matters.

     (b)       Antitrust Litigation, Withdrawal Liabilities and San Jose Plant
               ---------------------------------------------------------------
Shutdown.    Damages  described  in  clause (c) or clause (f) or clause (g) of
 -------
Section 10.1 shall be indemnified by the Seller without regard to any basket, deductible or cap (e.g., of the type described in Section 10.4(a)), and without regard to any reserve with respect to such Damages on the Financial Statements.

     (c)      Other Disclosed Liabilities.  Subject to each other provision of
              ---------------------------
this Section 10.4 which addresses Damages with more particularity, Damages relating to each liability disclosed in Schedules 3.9 or 3.13 shall be subject to indemnification pursuant to Section 10.1 without regard to any basket, deductible or cap, to the full extent such Damages, in the aggregate, exceed the reserves for liabilities of such type on the Supplementary Balance Sheet Information attached to the June Balance Sheet.

     (d)     Undisclosed Liabilities.  Subject to each other provision of this
             -----------------------
Section 10.4 which addresses Damages with more particularity, damages with respect to the matters described in 10.1(a) relating to liabilities that were required to be set forth on Schedule 3.9 or Schedule 3.13, to the extent not set forth thereon, shall be subject to indemnification pursuant to Section 10.1, subject to the basket, deductible and cap set forth in Section 10.4(a); provided that each product liability claim for Damages shall be ignored for purposes of this Section 10.4(d) unless and until such claim, together with all other claims related thereto, exceeds $5,000; and provided further that such indemnification shall be made only to the extent such Damages, in the aggregate, exceed the reserves for liabilities of such type on the Supplementary Balance Sheet Information attached to the June Balance Sheet.

     (e)        Environmental Liabilities.  All Damages referred to in Section
                -------------------------
10.1(e), net of applicable reserves on the Supplementary Balance Sheet Information attached to the June Balance Sheet, shall be subject to indemnification pursuant to Section 10.1, without regard to any basket, deductible or cap once the amount of such Damages exceeds $100,000 (and then only to the extent of such excess); provided that the amount of such indemnification shall not exceed 60% of such Damages until such Damages (whether paid by Seller or Buyer) exceed $5 million at which time such indemnification shall be for 100% of such Damages in excess of $5 million.

     (f)      Inventory - No indemnification for Damages for breach of Section
              ---------
3.8 shall be available under any provision of this Agreement except pursuant to this paragraph (f). Within fifteen (15) business days following the execution of this Agreement, Seller shall take a physical inventory of the Company's raw materials, packaging and other supplies, work in process and finished products in accordance with past practice. Buyer shall be given reasonable notice of the time and date thereof, and Buyer and its agents and accountants may be present at the taking of such physical inventory. In the event that the amount of inventory on hand on the date of such physical inventory as determined by such physical inventory (valued in accordance with the Accounting Principles set forth in Schedule 3.4) is less than the Adjusted Book Inventory, then the purchase price to be paid at Closing shall be reduced by the amount of such difference in value. Seller shall have no further indemnification obligations to Buyer regarding the quantity of inventory on hand. Any other Damages arising from or related to any other breach of the representations of the Company set forth in Section 3.8 (Inventory) shall be indemnified pursuant to Section 10.1 without regard to any basket or deductible to the full extent of such breach. Notwithstanding anything to the contrary contained in this Agreement, no indemnification for Damages for breach of Section 3.8 related to the quality of the inventory at Closing shall be available if such Damages are the result of actions of Buyer's officers or employees.

     (g)      Intellectual Property - Any Damages arising from or related to a
              ---------------------
breach  of  the  representations  and  warranties  of  the Seller set forth in
Section 3.19 (Intellectual Property) as those representations and warranties relate to the trademark "Beech-Nut" used in association with baby, infant or toddler foods in the United States and its territories, shall be indemnified pursuant to Section 10.1 without regard to any basket, deductible or cap or any reserve with respect to such Damages on the Financial Statements.

     (h)      Wastewater Treatment Agreement Litigation - Damages with respect
              -----------------------------------------
to arrearages under the Waste Water Treatment Agreement with the Village of Canajoharie for the Village's two fiscal years ended May 31, 1997 shall be indemnified only to the extent such Damages exceed $275,000. Notwithstanding anything to the contrary contained in this Agreement, (i) Buyer shall conduct the Company's defense of all claims, proceedings, litigation or investigations with respect to the Waste Water Treatment Agreement, (ii) at Seller's or Guarantor's request, Buyer shall apprise Seller and Guarantor of the status of any such actions for which Seller is or may be obligated to indemnify Buyer or the Company and (iii) Buyer shall not settle any such action for which Seller is obligated to indemnify Buyer or the company without the consent of Seller
or  Guarantor,  which  consent  shall  not  be  unreasonably  withheld.    No
indemnification shall be available for any under-accrual of arrearages under the Waste Water Treatment Agreement relating to periods after May 31, 1997.

     (i)        "Naturals" - Any Damages arising from or related to use of the
                 --------
word "Naturals" on the Company's baby food packaging or in the Company's advertising shall be indemnified only to the extent such Damages arise from or relate to product produced prior to the Closing.

     (j)          Workers'  Compensation  - No indemnification for Damages for
                  ----------------------
Workers' Compensation claims shall be available under any provision of this Agreement except pursuant to this Section 10.4(j). Commencing no later than the third day following execution of this Agreement, the parties shall confer and attempt to agree upon the WC Payment Amount. In the event no agreement can be reached upon the WC Payment Amount by the Closing Date, the parties shall agree upon and retain (at equal shared expense) a third party insurance expert who shall, on or before 45 days following the Closing Date, submit WC
Payment  Amount  to  the  parties.    Such  third  party  insurance  expert's
determination of WC Payment Amount shall be final and binding on the parties. If the WC Payment Amount so determined is a positive amount, then Seller shall pay such amount (not to exceed $500,000) to Buyer within two (2) business days following notice of such determination.

     (k)         Working Capital Items - There shall be no indemnification for
                 ---------------------
Damages arising out of, or related to, the failure to record, the improper recording of, or the understatement or overstatement of (i) uncleared deductions from paid invoices, whether taken, or to be taken, on, before or after the date of the Agreement; (ii) consumer advertising in process but not billed; and (iii) trade advertising and promotion programs agreed upon but not yet deducted or paid; all, as more fully described in Items 1, 2, 3 and 4 of
Schedule  3.4.

     (l)          Certain  Other Representations.  Any Damages arising from or
                  ------------------------------
related to a breach of the representations and warranties of the Company set forth in Section 3.1 (Organization and Good Standing), Section 3.2 (Authority; No Conflict), Section 3.3 (Capitalization), Section 3.20 (Brokers or Finders), or Section 3.11(f) (ERISA control group), shall be indemnified pursuant to
Section 10.1 without regard to any basket, deductible or cap or any reserve with respect to such Damages on the Financial Statements.

     (m)          Insurance.    The  indemnification obligations of the Seller
                  ---------
hereunder shall be reduced by any related insurance proceeds received by the Company in respect of such Damages; provided (1) such insurance proceeds are on account of insurance coverage for which the premium was paid prior to the date of the June Balance Sheet and (2) only 60% of any insurance received in respect of Damages to which Section 10.4(g) applies shall serve to reduce the Seller's indemnification obligations thereunder. Seller and Guarantor shall use commercially reasonable efforts to submit claims for insurance coverage and to pursue such claims. Seller shall use commercially reasonable efforts to maintain the benefits of existing insurance coverage applicable to the Company for periods prior to Closing.

     (n)      Timing.  If any claim for indemnification made by the Company or
              ------
the Buyer is not paid or reimbursed within 15 days after notice to the Seller, then the Buyer and the Seller will negotiate in good faith to resolve the matter and if the matter has not been resolved within 45 days after the initial notice to the Seller, any of the Buyer, the Company, the Seller or the Guarantor may initiate binding arbitration pursuant to the arbitration procedures attached as Exhibit 10.4 hereto and if so initiated shall be the exclusive remedy therefor.

10.5          LIMITATIONS  ON AMOUNT-BUYER - Buyer will have no liability (for
              ----------------------------
indemnification  or otherwise) with respect to the matters described in clause
(a) or (b) (with respect to pre-closing covenants only) of Section 10.2 to the extent Seller receives insurance proceeds in respect thereof, and until the total of all Damages with respect to such matters exceeds $250,000, and then only for the amount by which such Damages exceed $250,000. In addition, Buyer shall have no obligation to provide indemnification pursuant to clause (a) or clause (b) of Section 10.3 with respect to any misrepresentation or breach of warranty, representation, or any covenant, if the conditions, facts or circumstances giving rise to such misrepresentation or breach were known to Seller prior to or at Closing (regardless of whether Seller waives such misrepresentation or breach in writing or otherwise).

10.6          PROCEDURE  FOR  INDEMNIFICATION-THIRD  PARTY  CLAIMS
              ----------------------------------------------------

     (a) Promptly upon being notified by a third party with respect to a matter which may give rise to a claim for indemnification under Section 10.1 or 10.2, such indemnified party will promptly, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is adversely affected by the indemnifying party's failure to give such notice or such notice is given after the expiration of the applicable survival period contained herein.

     (b) If any claim referred to in Section 10.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the claim, the indemnifying party will be entitled to participate in the defense of such claim and, to the extent that it wishes (unless the indemnifying party is also a party to such claim and the indemnified party determines in good faith that joint representation would be inappropriate) and accepts full liability for such claim, to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, the indemnifying party will not, as long as it diligently and in good faith conducts such defense, be liable to the indemnified party under this
Section 10 for any fees of other counsel or any other expenses with respect to the defense of such claim, in each case subsequently incurred by the indemnified party in connection with the defense of such claim, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a third party claim, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.

10.7          PROCEDURE  FOR  INDEMNIFICATION-OTHER  CLAIMS  -  A  claim  for
              ---------------------------------------------
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought promptly upon becoming aware of the indemnification claim and within the time period set forth in 10.3. Any failure to provide such prompt notice shall release an indemnifying party to the extent any such failure adversely affects the ability of the indemnifying party to defend the relevant claim.

10.8         ADJUSTMENT TO PURCHASE PRICE - Any indemnification payments to be
             ----------------------------
made pursuant to this Article X shall be deemed an adjustment to the Purchase Price.


                                  ARTICLE XI
                                   EMPLOYEES

11.1          PURCHASER'S  OBLIGATIONS  -
              ------------------------

     (a) Except as otherwise specifically provided in this Article XI and in Article X, after the Closing, (i) the Company shall be responsible, with respect to Continued Company Employees (as defined in Section 11.1(b) herein), for all liabilities, obligations and commitments relating to all wages, salaries, bonuses and other forms of compensation and related expenses, workers' compensation claims, and employee benefit liabilities under any and all Plans, programs and arrangements maintained or contributed to by the Guarantor, Seller or the Company and their affiliates, (including, without limitation, those set forth on Schedule 3.11) if incurred or accrued on or prior to June 30, 1998, only to the extent reflected on the liabilities side of the June Balance Sheet (assuming the incorporation of the Supplemental Balance Sheet Information attached to the June Balance Sheet) and, if incurred after June 30, 1998, and until the Closing Date, only to the extent incurred or accrued in the ordinary course of business consistent with past practice and not in violation of this Agreement and (ii) Seller shall be responsible, with respect to Continued Company Employees, for all liabilities, obligations and commitments relating to all wages, salaries, bonuses and other forms of compensation and related expenses, and workers' compensation claims and for any and all employee benefits incurred under any and all plans, programs and arrangements maintained or contributed to by the Guarantor, Seller or the Company and their affiliates, (including, without limitation, those set forth on Schedule 3.11) if incurred or accrued on or prior to June 30, 1998, to the extent not reflected on the liabilities side of the June Balance Sheet (assuming the incorporation of the Supplemental Balance Sheet Information attached to the June Balance Sheet) and, if incurred or accrued after June 30, 1998, to the extent not incurred or accrued in the ordinary course of business consistent with past practice or in violation of this Agreement. The Company shall not be responsible for, and Seller shall indemnify the Company and Buyer with respect to, any and all liabilities, obligations and commitments relating to wages, salaries, bonuses, and other forms of compensation and related expenses, workers' compensation claims and employee benefits liabilities with respect to any person who is not a Continued Company Employee. The Company shall be responsible, with respect to Continued Company Employees, for all liabilities, obligations and commitments relating to wages, salaries, bonuses and other forms of compensation and related expenses, and workers' compensation claims, incurred or accrued after the Closing Date and any and all employee benefits accrued or relating to claims incurred after the Closing Date under any and all plans, programs and arrangements maintained or contributed to by Buyer or its affiliates. For purposes hereof, a claim shall be considered incurred on the date treatment is rendered or a service is performed, provided that a workers' compensation claim shall be considered incurred on the date the event giving rise to the claim occurs.

     (b) Except as set forth on Schedule 11.1(b)(i), all persons who are employed by the Company (including persons with recall rights under the Company's collective bargaining agreement) and including those persons listed on Schedule 11.1(b)(ii) as of the Closing Date shall be referred to herein as the "Continued Company Employees". Neither Buyer, the Company nor any of their affiliates shall have any obligation under this Agreement or otherwise with respect to any person who is not a Continued Company Employee, including any Company employee who has retired or terminated employment (other than persons with recall rights as described herein) on or prior to the Closing Date. Except as otherwise agreed by upon by Seller and Buyer, the Company shall no longer participate in, and the Continued Company Employees shall no longer accrue benefits under, any employee benefit plan, arrangement, or program of Seller or Guarantor on or after the Closing Date. With respect to any Continued Company Employee that, on the Closing Date, is on long-term disability or on a leave of absence with respect to a waiting period prior to incurring a total or long-term disability under any Company Employee Plan, Seller shall be responsible for all employee benefit obligations accrued or incurred by or payable to such person during the "disability period" as though such person were employed by Seller during such period. For purposes of this
Section 11.1, "disability period" shall mean the period beginning on the Closing Date and ending on the date the person resumes active employment with the Company after recovery from such condition.

11.2          DEFINED  CONTRIBUTION  PLANS  -
              ----------------------------

On  a  date  that is mutually agreeable to Seller and Buyer, which shall be no later than one hundred twenty (120) days after the date Seller receives evidence that the Buyer (or one of its affiliates) has established the plans contemplated by this Section 11.2, there shall be a transfer of cash (and, at the election of Buyer, notes representing outstanding participant loans) from the Ralcorp Holdings, Inc. Savings Investment Plan ("Guarantor's Savings Plan") to the defined contribution plans maintained by Buyer or one of its affiliates ("Buyer's Defined Contribution Plans"). The amount of the transfer shall be equal to the aggregate account balances (whether vested or not) under Guarantor's Savings Plan of all "Continued Company Employees" as of the date of transfer. Buyer shall cause Buyers' Defined Contribution Plans to assume benefits under Guarantor's Savings Plan. The parties shall cooperate in preparing any governmental filings required in connection with such asset transfer as well as the asset transfer contemplated in Section 11.3.

11.3          DEFINED  BENEFIT  PLANS  -
              -----------------------

     (a) Effective as of the Closing Date, Buyer shall establish or shall cause the Company or an affiliate of Buyer to establish a defined benefit plan ("Buyer's Pension Plan") for the benefit of employees of the Company who, on or after the Closing Date, are covered under the collective bargaining agreement between the Company and Bakery, Confectionery and Tobacco Workers Union Local No. 50 ("Union Employees"). After the Closing Date and within forty-five (45) days after receipt of a copy of Buyer's Pension Plan, or if later, within ten days after the expiration of the thirty day waiting period prescribed by IRC Section 6058(b), Seller shall cause the trustees under the Ralcorp Holdings, Inc. Retirement Plan ("Guarantor's Pension Plan") to transfer to Buyer's Pension Plan an amount in cash or property acceptable to Buyer equal to the Accumulated Benefit Obligation ("ABO") as defined in Financial Accounting Standard 87 ("FAS 87") under Guarantor's Pension Plan with respect to Continued Company Employees who, as of the Closing Date, are Union Employees, using for this purpose the actuarial assumptions and factors used by Guarantor in Guarantor's most recent Annual Report on Form 10-K except the interest rate used shall be equal to the average annual yield of 30-year U.S. Treasury Securities for the week immediately preceding the date of the transfer (the "Transfer Amount). Interest at an annual rate of equal to the rate used to calculate the Transfer Amount from the Closing Date to the actual date of transfer shall be added to the Transfer Amount. Guarantor shall calculate the ABO and shall deliver to Buyer at least thirty days prior to the proposed transfer date a schedule of the ABO calculation with respect to Guarantor's Pension Plan along with such other information which is necessary for Buyer to verify such results.

     (b) In no event will the Transfer Amount be less than the amount necessary to satisfy IRC Section 414(1) and, if necessary, the asset transfer described in (a) will be adjusted upward to an amount which satisfies IRC 414(1).

     (c) Effective as of the Closing Date, Guarantor shall cause to be fully vested under Guarantor's Pension Plan each Continued Company Employee whose accrued benefit is not transferred to Buyer's Pension Plan pursuant to section 11.3(a) and each such Continued Company Employee shall be entitled to commence payment of his or her benefit under Guarantor's Pension Plan in accordance with the terms of Guarantor's Pension Plan on the basis that the Continued Company Employee incurred a Severance from Service on the Closing Date as a result of the transaction contemplated in this Agreement. For purposes of determining the amount of benefits payable under the Guarantor's Pension Plan, (i) the compensation of each Continued Company Employee under this subsection (c) shall only include compensation considered compensation pursuant to Guarantor's Pension Plan and paid or payable to such Continued Company Employees by the Company or the Guarantor for services prior to and including the Closing Date and shall not include compensation paid or payable to such Continued Company Employee by the Company or the Buyer for services after the Closing Date; and (ii) each Continued Company Employee's period of service shall be determined pursuant to the Guarantor's Pension Plan and shall only include the time prior to and including the Closing Date during which such Continued Company Employee provided services to the Company or the Guarantor and shall not include any period of time after the Closing Date during which services were provided by such Continued Company Employee to the Company or the Buyer.

11.4          SEVERANCE  -
              ---------

Except as set forth in Section 7.8, Guarantor shall be responsible for all severance or change of control payments (whether payable prior to or after the Closing) which are due solely as a result of the consummation of the transactions contemplated by this Agreement or pursuant to an employment agreement or other severance agreement in effect on or before the Closing Date. With respect to Continued Company Employees who are terminated by the Buyer on or after the Closing Date, except as otherwise described in Section 7.8, the Buyer shall be responsible for severance benefits payable pursuant to severance plans, policies and practices of the Buyer applicable to such employees at the time of their termination. Buyer shall cause the Company to provide any required notice under the Workers Adjustment and Retraining
Notification Act ("WARN") with respect to the termination on or after the Closing Date of Company employees.

11.5          VACATION  -
              --------

Buyer shall, or shall cause the Company to, credit each Company employee with vacation benefits which were accrued under Guarantor's and/or Company's vacation program but not yet taken as of the Closing Date to the extent reflected as a liability on the Company's books and records as of the Closing Date, which liability shall not exceed the corresponding liability on the Supplemental Balance Sheet Information attached to the June Balance Sheet, as decreased to reflect vacation taken or expired since the date of the June Balance Sheet and increased to reflect vacation earned for hours worked since the date of the June Balance Sheet, all in the ordinary course of business consistent with past practices.

11.6          BONUSES - Buyer and/or the Company agree to pay to the Continued
              -------
Company  Employees  set  forth on Schedule 11.6 the bonus amount next to their name  on  November  15,  1998,  provided  such Continued Company Employees are employed by the Company on the date of payment. Guarantor shall be responsible for and shall reimburse Company or Buyer for 75% of such bonus amounts; and the Company and/or Buyer will pay 25% of the bonus amount. Guarantor's obligations under this article shall be treated as an adjustment to the Purchase Price.

11.7          EMPLOYEE  RELATED  OBLIGATIONS  -
              ------------------------------

     (a) After the Closing, Company and Buyer shall be responsible for the continuing health benefits under COBRA of all Continued Company Employees, and their qualified beneficiaries, whose employment terminates or who otherwise become entitled to elect COBRA continuation coverage after the Closing. After the Closing, Seller shall continue to be liable for health benefits of former employees or qualified beneficiaries of employees of the Company who made, or who were entitled to make COBRA elections under Seller's health benefit program prior to the Closing. For purposes of this paragraph, all references to COBRA or to the rights under COBRA of employees and their qualified beneficiaries shall be to (or determined with respect to) Section 4980B of the IRC. If either Seller or Buyer breach any of the foregoing obligations with respect to COBRA continuation rights, then notwithstanding anything to the contrary in Article XI of this Agreement, Seller and Buyer each agree to indemnify and hold the other harmless for any and all liabilities incurred by such other party (or incurred by such other party's health benefit program) in excess of amounts received from affected employees of the Company or their qualified beneficiaries with respect to their cost of COBRA coverage.

The post retirement welfare benefits for Continued Company Employees under the plans maintained or contributed to by Seller or Guarantor or the Company, whether payable prior to or after the Closing, shall be the responsibility of Seller and Guarantor.

     (b) After the Closing Date, the Company shall be responsible for employee-related liabilities and obligations, with respect to the Continued Company Employees, under any Plan and any other plans, practice and programs of the Buyer or the Company which may be offered to the Continued Company Employees.


                                  ARTICLE XII
                        OTHER AGREEMENTS AND COVENANTS

12.1          TAX  MATTERS
              ------------

     (a)          Liability  for  Taxes
                  ---------------------

(i) Notwithstanding any other provision in this Agreement, including, but not limited to Article X hereof, Seller shall be liable for all (A) Taxes imposed on the Company for any taxable year that ends on or prior to the Closing Date (including Taxes attributable to the Section 338(h)(10) Election, provided that any Additional Taxes shall be reimbursed by Buyer pursuant to the subsection (e)(ii) hereof) and, with respect to any period which begins before and ends after the Closing Date (a "Straddle Period"), the portion of such Straddle Period ending on and including the Closing Date; provided, however, Seller shall not be liable for and shall not indemnify Buyer for any Taxes (other than Taxes related to income) accrued on the June Balance Sheet (Taxes described in this proviso are referred to as "Excluded Taxes") and (B) Taxes of any other Person to which the Company or Buyer may be subject by virtue (1) of the Company's status prior to the Closing Date as a member of any affiliated, combined or unitary group of which the Company or such other Person was also a member, including any penalties or interest related thereto (including pursuant to Treas. Reg. Section 1.1502-6 and any successor provision and any similar provision under state or local law) and (2) any written contractual obligation entered into by the Company on or before the Closing Date. Buyer shall be entitled to any refund of Taxes (1) for which it is liable pursuant to this paragraph (a)(i) or (2) which is reflected as an asset on the June Balance Sheet. Seller shall be entitled to any refund of taxes for which it is liable pursuant to this paragraph (a)(i).

(ii) Notwithstanding any other provision in this Agreement, including, but not limited to Article X, Buyer shall be liable for (A) all Taxes imposed on the Company for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (B) any Excluded Taxes. Buyer shall be entitled to any refund of Taxes for which it is liable pursuant to this paragraph (a)(ii).

(iii) For purposes of paragraphs (a)(i) and (a)(ii) of this Section 12.1, whenever it is necessary to determine the liability for Taxes of the Company for a portion of any Straddle Period, the determination of the Taxes of the Company for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two (2) taxable years or periods, one of which ended at the close of the Closing Date and the other of which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit of the Company for the Straddle Period shall be allocated between such two (2) taxable years or periods on a "closing of the books basis" by assuming that the books of the Company were closed at the close of the Closing Date; provided, however, that, subject to applicable legal requirements, the Company exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two (2) taxable years or periods on a daily basis.

(iv) For purposes of paragraphs (a)(i) and (a)(ii) of this Section 12.1, whenever it is necessary to allocate an item of income, gain, deduction, loss or credit to either a taxable year or period that ends on or before the Closing Date or taxable year or period that begins after the Closing Date, rules consistent with those in Treas. Reg. 1.1502-76(b) shall be applied (without any ratable allocation under Treas. Reg. 1.1502-76(b)(2)(ii) or (iii)).

(v) On or prior to the Closing Date, all Tax Sharing Arrangements (other than this Agreement) between Seller, Guarantor or any of their Affiliates on one hand, and the Company on the other hand, shall terminate and neither the Seller nor the Company shall have any further rights or obligations thereunder. For purposes of this paragraph, a "Tax Sharing Arrangement" shall mean any agreement or arrangement for the allocation or payment of tax liabilities or payment for tax benefits with respect to a consolidated, combined or unitary tax return which tax return includes the Company.

     (b)     Tax Returns - Seller shall file or cause to be filed when due all
             -----------
Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date and shall remit any Taxes due in respect of such Tax Returns (other than Tax Returns relating to Taxes accrued on the date of the June Balance Sheet), and Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date and Tax Returns relating to Taxes accrued on the June Balance Sheet and shall remit any Taxes due in respect of such Tax Returns. Seller or Buyer shall reimburse the other party for the Taxes for which Seller or Buyer is liable pursuant to paragraph (a) of this Section 12.1 but which are payable with Tax Returns to be filed by the other party pursuant to the preceding sentence upon the written request of the party entitled to reimbursement, setting forth in detail the computation of the amount owed by Seller or Buyer, as the case may be, but in no event earlier than ten days prior to the due date for the payment of such Taxes.

     (c)       Contest Provisions - Each party shall notify the other promptly
               ------------------
(and no more than 30 days after receipt) in writing upon receipt by that party of notice of any pending or threatened federal, state, local or foreign tax audits, examinations or assessments which may affect any tax liability for which Seller or Buyer is liable pursuant to paragraph (a) of this Section 12.1, provided that failure to comply with this provision shall not affect any right to indemnification hereunder unless such failure shall materially impair the indemnifying party's right to contest, defend or protest such matter. The indemnifying party shall have the sole right to conduct any tax audit or administrative or court proceeding relating to a potential liability for Taxes for which it is liable pursuant to paragraph (a) of this Section 12.1. In the case of any Straddle Period, Seller and Buyer shall be entitled to participate at their expense in any tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Closing Date. Buyer and Seller each agrees not to settle any tax claim which may be the subject of indemnification by the other party pursuant to this Section 12.1, or to settle any other tax claim or file an amended Tax Return if such settlement or amended filing would have an adverse impact on the other party's liability for Taxes without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

     (d)       Assistance and Cooperation - After the Closing Date, Seller and
               --------------------------
Buyer  shall  (and  cause  their  respective  Affiliates  to):

          (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph (b) of this Section 12.1;

          (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

          (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

          (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Section 12.1; and

          (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit with respect to any taxable period for which the other may have a liability under this Section 12.1.

     (e)          Election  Under  Section  338(h)(10)
                  ------------------------------------

          (i) Seller and Company shall, if requested by Buyer, join with Buyer in preparing a joint election on Form 8023 for the Company under Section 338(h)(10) of the Code and under any applicable similar provisions of state law with respect to the purchase of the Shares ("Section 338(h)(10) Election). The Form 8023 shall be prepared and executed by Buyer and Seller no later than two hundred ten (210) days following the Closing and timely filed by Buyer if it so elects in its sole discretion. Information accompanying the Form 8023 will reflect the purchase price allocation set forth on the schedule accompanying Form 8023 which shall be prepared by Buyer and delivered to the Seller within ninety (90) days of the Closing Date; the parties hereto agree to take no position for any tax or financial reporting purposes which is contrary to such allocation. Information accompanying the Form 8023 will reflect the purchase price allocation among the Company's assets, based on a qualified independent appraisal paid for by Buyer and reasonably acceptable to Seller.

          (ii) The parties acknowledge that by reason of the Section 338(h)(10) Election, Seller may incur an aggregate state income tax liability greater than that which would have been incurred had a Section 338(h)(10) Election not been filed. Accordingly, Buyer shall pay to Seller in accordance with this Section 12.1(e), (x) an amount calculated by (A) first determining the additional state income tax liability of Seller, if any, resulting from the transaction being treated as a deemed sale of assets as opposed to a sale by Seller of the Company Shares, and (B) then reducing the amount of such additional state income tax liability by the amount of the reduction in the Seller's federal income tax liability (calculated without the application of any net operating loss carryforwards, foreign tax credits or other tax credits or credit carryovers and, if Seller has a loss for such year ignoring the effect of the Section 338(h)(10) Election, calculated at a 35% rate) that results from the deduction attributable to the amount determined under the preceding clause (A) and (y) an amount equal to the additional state taxes (net of federal tax benefit) due as a result of the payment by buyer to Seller of the differences between (A) and (B) above; provided, however, that the amount described in this subsection (y) of this paragraph shall be reduced by the amount, if any, by which the payment due from Buyer to Seller under
Section 10.4(j) is less than $500,000. The amount described in the preceding sentence shall be referred to as the "Additional Taxes." Notwithstanding any other provision hereof, the amount of Additional Taxes for which Buyer shall be obligated to pay to Seller shall be determined as of the Closing Date (and therefor shall be determined without giving effect to any adjustment to the Purchase Price which occurs after the Closing Date other than as specifically provided above with respect to any Additional Taxes).

          (iii) Seller shall provide Buyer with a detailed analysis of the calculation of Additional Taxes due by reason of the proposed Section 338(h)(10) Election within one hundred (100) days of the Closing Date. If the Buyer and Seller are unable to reach agreement on the amount of the Additional Taxes within one hundred twenty (120) days of the Closing Date, the Buyer and Seller will jointly appoint a mutually acceptable accounting firm to determine the amount of Additional Taxes and shall direct such accounting firm to determine the amount of Additional Taxes by no later than the date that is one hundred eighty (180) days after the Closing Date.

          (iv) The amount of any Additional Taxes payable to Seller shall be paid by Buyer within ten (10) days after the date such amount is determined under the preceding subparagraph (iii).

     (f)       Adjustment to Purchase Price - Any payment received by Buyer or
               ----------------------------
Seller from the other party under this Section 12.1 will be deemed to be an adjustment to the Purchase Price unless, under applicable law, such payment is not treated as received by such other party.

     (g) Buyer covenants that it will timely file with the New York State Department of Taxation and Finance, the Transferee Questionnaire (Form TP 581) and/or affidavits, documents and any other information required pursuant to
Article 31-B of the Tax Law of the State of New York and the regulations promulgated thereunder (the "RPTGT") as it applies to the Company's real property (as defined for purposes of the RPTGT) located at Canajoharie and Fort Plain, New York. Buyer agrees that such questionnaire and/or affidavit documents and other information will be completed consistently with the Transferor Questionnaire (Form TP 580) which shall be provided by Seller to Buyer not less than twenty-five (25) days prior to the Closing Date. Buyer, Guarantor and Seller shall maintain all questionnaires, affidavits, documents and information as required of each party to comply with the RPTGT. Buyer agrees that it will pay, when due, any real estate transfer taxes under the RPTGT.

12.2         BUYER'S REVIEW - Buyer confirms that Seller has made available to
             --------------
Buyer and its representatives and agents, the opportunity to ask questions of the officers and management of the Company and to acquire such additional information about the Company's business and financial condition as Buyer has requested, and all such information has been received.

12.3       RECORDS - Subsequent to the Closing, Buyer and Seller and Guarantor
           -------
shall provide or cause to be provided to each other and each other's Representatives, reasonable access (for the purpose of examining and copying during normal business hours) to the books and records of the Company and Seller and Guarantor (insofar as they relate to the Company), including, but not limited to, accounting and tax records, and tax returns, sales and purchase documents, notes, memoranda, test records and any other electronic or written data ("Records") pertaining to periods or occurrences prior to the Closing. Unless otherwise consented to in writing by the other, the parties shall not, for a period of seven (7) years following the Closing, destroy, alter or otherwise dispose of any of the books and records of the Company or Seller and Guarantor (insofar as they relate to the Company) pertaining or relating to periods prior to the Closing.

12.4          GUARANTEE  -
              ---------

(a) Guarantor hereby unconditionally guarantees the due and punctual payment and performance of all of the Seller's obligations set forth in this Agreement. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement, any assumption of any such guaranteed obligation by any other party or any other act or event that might otherwise operate as a legal or equitable discharge of Guarantor under this
Section 12.4. This guaranty is in no way conditioned upon any requirement that the Buyer first attempt to collect or enforce any guaranteed obligation from or against the Seller. So long as any obligation of the Seller to the Buyer under this Agreement remains unpaid or undischarged, Guarantor hereby waives (but only with respect to the Buyer and its Affiliates and not as to any other parties) all rights to subrogation arising out of any payment by Guarantor under this Section 12.4.

(b) The obligation of Guarantor hereunder shall be absolute and unconditional irrespective of the validity, legality or enforceability of this Agreement or any other document related hereto, and shall not be affected by or contingent upon (i) the liquidation or dissolution of, or the merger or consolidation of the Seller with or into any corporation, or any sale or transfer by the Seller or all or any part of its property or assets, (ii) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting the Seller, (iii) any modification, alteration, amendment or addition of or to this Agreement, or (iv) any disability or any other defense of the Seller or any other person and any other circumstance whatsoever (with or without notice to or knowledge of Guarantor) which may or might in any manner or to any extent vary the risks of Guarantor or might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise.

(c) Guarantor hereby waives all special suretyship defenses and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted by the Buyer and, generally, all demands and notices of every kind in connection with this Section 12.4 and the Seller's obligations hereby guaranteed, and which Guarantor may otherwise assert against the Buyer.

(d) This Section 12.4 shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or performance of any of the obligations of the Seller under this Agreement is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy or reorganization of the Seller or otherwise.

(e) Guarantor acknowledges that each of the waivers set forth above is made with full knowledge of its significance and consequences and under the circumstances the waivers are reasonable and not contrary to public policy. If any of said waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

12.5       FORGIVENESS OF INTERCOMPANY DEBT - On the Closing Date, the Company
           --------------------------------
shall forgive the intercompany account receivable, if any, due from Seller or any of its Affiliates and existing as of the Cutoff Time, and Seller shall forgive, by way of indirect capital contributions to the Company, the intercompany account receivables, if any due from the Company to Seller or any of its Affiliates and existing as of the Cutoff Time.

12.6          NON-COMPETITION,  NON-SOLICITATION  AND  CONFIDENTIALITY  -
              --------------------------------------------------------

     (a) Non-Competition. In consideration of the payment of the Purchase Price and as a condition precedent to Buyer's willingness to enter into this Agreement and consummate the transactions contemplated hereby, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Non-Compete Period"), the Seller, the Guarantor and their Affiliates (each, a "Noncompete Party") hereby agrees that such Noncompete Party shall not engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in any business that the Company conducts or proposes to conduct as of the Closing Date anywhere in the world; provided that ownership of less than five percent (5%) of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses. Each Noncompete Party acknowledges that the business that the Company currently conducts or proposes to conduct includes, without limitation, the manufacture, marketing and sale of baby and infant food, and toddler food in jars and tubs and cereal, juice and bottled water marketed for babies, infants or primarily for toddlers. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 12.6 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time with which the judgment may be appealed.

     (b) Non-Solicitation. Each Noncompete Party and the Company and Buyer agree that during the period beginning on the Closing Date and ending on the first anniversary thereof, each such party shall, and shall use its best efforts to cause its Affiliates to, refrain from, directly or indirectly contacting, approaching or soliciting for the purposes of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hiring any Person employed by the Company, or Buyer (in the case of a Noncompete Party) or any Noncompete Party (in the case of Buyer and the Company), as the case may be, at any time after the date hereof and prior to the Closing Date or during the one year period following the Closing Date, without the prior written consent of the Buyer (in the case of a Noncompete Party), or Guarantor (in the case of Buyer or the Company). During the period beginning on the Closing Date and ending on the first anniversary thereof, each Noncompete Party shall not induce or attempt to induce any customer or other business relation to the Company into any business relationship which might materially harm the Company. The term "indirectly" as used in this Section 12.6 with respect to a Person is intended to mean any acts authorized or directed by or on behalf of such Person or any Person controlled by such Person.

     (c) Confidentiality. Each Noncompete Party agrees to treat and hold as confidential any information concerning the business and affairs of the Company that is not or does not become generally available to the public other than as a result of a disclosure in violation of this Agreement (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control. In the event that any Noncompete Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Noncompete Party shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 12.9. If, in the absence of a protective order or the receipt of a waiver thereunder, such Noncompete Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Noncompete Party may disclose the Confidential Information to the tribunal; provided that such Noncompete Party shall use his best efforts to obtain, at the request of Buyer an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request and the Confidentiality Agreement entered into on February 18, 1998, by and between the Guarantor and Madison Dearborn Partners, shall remain in full force and effect. In addition, if the Closing occurs, the Standstill Provisions of said Confidentiality Agreement shall remain in full force and effect.

     (d) Remedy for Breach. Each Noncompete Party acknowledges and agrees that in the event of a breach by any Noncompete Party of any of the provisions of this Section 12.9, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, Buyer and/or their respective successors or assigns shall be entitled to, in addition to the other rights and remedies existing in their favor, specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof from any court of competent jurisdiction, in each case without the requirement of posting a bond or proving actual damages.

12.7          ASSIGNMENT  OF  RIGHTS  -  Seller  and Guarantor shall use their
              ----------------------
respective commercially reasonable efforts to cause all of the confidentiality agreements benefiting the Company and all indemnification rights, noncompete and nonsolicitation protections and other rights and covenants related to the Company or its business, which are currently for the benefit of the Seller, the Guarantor, any of their predecessors or any Affiliate of any of the foregoing, to be assigned to the Company at the Closing provided such agreements can be assigned to the Company without prejudice to the Seller or Guarantor or their Affiliates. To the extent any such rights, protections or covenants are not so assigned, Seller and Guarantor shall cause such rights, protections and covenants to be pursued as reasonably directed by the Company or the Buyer, and at the Company's expense.

12.8         RISK OF LOSS/MATERIAL CASUALTY.  If at any time after the date of
             ------------------------------
this Agreement and prior to the Closing, any material portion of the tangible assets or the real property are damaged by fire or other casualty or, in the case of the equipment, becomes materially inoperable, Buyer may at its option terminate this Agreement. If Buyer elects to keep this Agreement in full force and effect, Buyer shall be entitled to receive all insurance proceeds payable to the Company, Seller or Guarantor with respect to any casualty losses suffered after June 30, 1998 with respect to the Company's tangible assets or real property.


                                 ARTICLE XIII
                              GENERAL PROVISIONS

13.1      EXPENSES - Except as otherwise expressly provided in this Agreement,
          --------
each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Notwithstanding the foregoing, (a) Buyer shall pay all filing fees required by the HSR and (b) the Company shall not pay any of its, the Sellers or the Guarantor's expenses, all of which shall be paid by the Seller or the Guarantor.

13.2          PUBLIC  ANNOUNCEMENTS - Upon the execution of the Agreement, the
              ---------------------
parties shall jointly issue a press release describing the transaction the form of which shall be mutually agreed upon by Buyer and Seller and which shall include information required by any Legal Requirements, (including, but not limited to the Purchase Price) . In addition, after execution of this Agreement, Guarantor shall be entitled to disclose any information required by any Legal Requirement. Other than as contemplated in the foregoing sentence, the parties, prior to the Closing shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Notwithstanding the foregoing, Buyer may disclose this Agreement or any portion hereof, and any information related thereto (i) to its officers, directors, partners, employees, accountants, counsel, consultants, advisors, agents and potential or actual sources of finance, (ii) to the extent it has been previously known on a non-confidential basis by Buyer, (iii) to the extent it is in the public domain through no fault of Buyer, (iv) to the extent lawfully acquired by Buyer from sources other than Guarantor, Seller or their Affiliates or (v) to the extent necessary to satisfy any Legal Requirement. Seller and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions.

13.3        NOTICES - All notices, consents, waivers, and other communications
            -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          SELLER'S  AND        Vice President, General Counsel and Secretary
          GUARANTOR'S          Ralcorp Holdings, Inc.
          ATTENTION:           800 Market Street
                               Suite 2900
                               St. Louis, MO  63101
                               Facsimile No.:  314/877-7748

          BUYER'S  ATTENTION:  Scott Meader
                               Milnot Company
                               100 S. 4th Street
                               St. Louis, MO   63102
                               Facsimile No.:  314/436-7679

          With  Copies  To:    Edward T. Swan
                               Kirkland & Ellis
                               200 East Randolph Drive
                               Chicago, IL  60601
                               Facsimile No.:  312/861-2200

                               Nicholas W. Alexos
                               c/o  Madison Dearborn Partners, Inc.
                               Three First National Plaza, Suite 3800
                               Chicago, IL   0602
                               Facsimile No.:  312/895-1001

13.4       JURISDICTION; SERVICE OF PROCESS - Any action or proceeding seeking
           --------------------------------
to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Missouri, City of St. Louis, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Missouri, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

13.5          FURTHER  ASSURANCES  -
              -------------------

(a) The parties shall (i) furnish upon request to each other such further information, (ii) execute and deliver to each other such other documents, and
(iii) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement, and (iv) reasonably assist each other in the prosecution and defense of litigation associated with the Company's business provided that the party seeking assistance shall compensate the other party for the reasonable out-of-pocket cost of such assistance; and

(b) The Seller and the Guarantor shall not in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement.

(c) The Seller and the Guarantor shall make available all property and records of the Company in the possession of the Seller, the Guarantor or any Affiliate to be removed by the Company to the Company's or the Buyer's premises promptly after the Closing, including without limitation, all equipment used in connection with the "helpline" service provided to consumers of the Company and the Guarantor but excluding any property and related records indicated on Schedule 2.6 that will remain with the Guarantor or any of its Affiliates.

13.6     WAIVER - The rights and remedies of the parties to this Agreement are
         ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.7     ENTIRE AGREEMENT AND MODIFICATION - This Agreement constitutes (along
         ---------------------------------
with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

13.8        ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS - Neither party
            --------------------------------------------------
may assign any of its rights under this Agreement without the prior consent of the other party, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary or Affiliate of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns. Notwithstanding the foregoing, the Buyer may pledge this Agreement as security for any borrowings used to fund the Purchase Price and the Company's working capital requirements.

13.9      SEVERABILITY - If any provision of this Agreement is held invalid or
          ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.10        SECTION HEADINGS, CONSTRUCTION - The headings of Sections in this
             ------------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the
circumstances  require.    Unless  otherwise  expressly  provided,  the  word
"including"  does  not  limit  the  preceding  words  or  terms.

13.11          TIME OF ESSENCE - With regard to all dates and time periods set
               ---------------
forth  or  referred  to  in  this  Agreement,  time  is  of  the  essence.

13.12       GOVERNING LAW - This Agreement will be governed by the laws of the
            -------------
State  of  Missouri  without  regard  to  conflict  of  laws  principles.

13.13          COUNTERPARTS  -  This  Agreement  may  be  executed in multiple
               ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



MILNOT  HOLDING  CORPORATION              RH  FINANCIAL  CORPORATION

By:  /s/ Scott Meader                     By:  /s/ J. R. Micheletto
     ----------------                          --------------------
         Scott  Meader                             J. R. Micheletto
         President                                 Chief Executive Officer



RALCORP  HOLDINGS,  INC.
(AS  GUARANTOR)

     By:  /s/ J. R. Micheletto
          --------------------
              J. R. Micheletto
              Chief Executive Officer
              and President